Prospectus Supplement (Sales Report) No. 40 dated July 21, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 388952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388952	$8,000	$8,000	18.21%	1.00%	July 21, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388952. Member loan 388952 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Federal Aviation Administration (FAA)	Debt-to-income ratio:	13.92%
Length of employment:	4 years	Location:	Spring Hill, KS

Home town:	Folsom
Current & past employers:	Federal Aviation Administration (FAA), GE Engineering Services
Education:	Sierra College

This borrower member posted the following loan description, which has not been verified:

I am tired of my debt crap and want it to be paid off in 3 years. I have an excellent payment history. Strong job with the FAA about $75K a year. We purchased our home new semi-custom $320K. Mortgage $250K. My wife and I pay $800 each toward the mortgage payment. Total household income about $105K. I clear avg $2100 Bi-weekly. How I got here: Stock market losses, Home devalued from $320K (purchase price new 2005) $280K appraisal, Owe $249K. Spleen Cancer Nov. 2007 $72k Owe $8K Cancer Free. Two sons Braces $8000 plus periodontal surgery $2500 Aug 09 Amazon $8,000.00 $185.00 ARHCU CC $10,200.00 $600.00 Citi Card $4,300.00 $125.00 Lending Club $2,090.00 $104.00 $24,590.00 $1,014.00

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,111.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on being a cancer survivor. The information you provided is very helpful. It seems your LendingClub rate is high for doing debt consolidation but that may depend on what rates the credit cards are charging. Can you list those rates?	Thank You, my lowest rate is 16.5% the highest is 18%. My score is low because of high balances; note though not a single missed payment. Yes my rate is high here but I will be finished in 3 years and you folks get to make some money. Further I carry $750000 in Life insurance and I have a trust to clear all debts and mortgage. I can provide all data if anyone requests. Life experience tends to changes ones perspective.
What is the Lending Club listing you mentioned above? Is that an outstanding Lending Club loan? If so, is there a way I can see your payment history on that loan?	Borrower Member Loan 344612. I would like to add some additional info. We did try to refinance our home and take out some equity. Our equity was $70,000 but the appraiser dropped us $40000 from our purchase price. The bank restrictions will not allow us to take further equity. This is my alternative, I will be happy to furnish any info anyone would like to see, I understand the apprehension for lenders here. I have a little money in prosper . Check LendingStats under estefvan out of 9 I have 4 defaults and one was AA rated. Whatever I can provide to assure investors that I am strong financially I will. I have been hit with to much at once, I have closed all but two CC accounts and in 3 years will will come out of this very strong. Please ask more questions. Steve
What savings or investment do you have now?	I have my Thrift Savings down 60% plus Stock down 85% and $4k in reserve. Lending club lowered my loan to $8K so I will combine with my $4K and clear 5 small accounts. This will also work just going to tap my emergency account.
Congrats on coming through quite an ordeal! You look like the perfect investment opportunity. I'll be honored to lend a hand. Good luck to you and yours. By the way, what do you do for the FAA?	Well thank you very much I am a lucky one, I had spleen cancer very rare my spleen is gone and I am healthy with quarterly check-ups Doctors Lee and Corum at Olathe Med took good care of me. Faa I am a 2101 Airway specialist Environmental group ZKC ARTCC. If you are familiar with the FAA they have high integrity and do not look highly upon dead beats.
How did you get this debt? What will you do to prevent more debt from accruing?	OK but it is lengthy. 2003 called to active duty 2 years my sons mother was unemployed let her live in the house I owned rent free. Sold that house in 2005 needed many repairs paid ex $500 mo for 12 months to help her out. (shared custody no court ordered support) Purchased the house I have now in 2005 semi custom 320K put 70K down. Borrowed 10K to finish basement and install sprinkler system, lost 7k in stock market when Citi went from 7 to 3. Cancer $72000- I owed 8k. Braces for 3 boys 2 current 8K one needs oral surgery $2500 and I have $4k on hand but that is going to pay down debt. My wife has assets in her retirement fund but only in dire emergency. Locked out of home equity to clear all of this was not anticipated. I have put my family on notice, I am paying all of this off, no vacations or other stuff until I am paid up. My income for this year will be about $78k and if we get a few points in Jan I will earn about $80K Plus for 2010. This was the quick version.

Member Payment Dependent Notes Series 398643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398643	$10,000	$10,000	10.95%	1.00%	July 16, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398643. Member loan 398643 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	11.72%
Length of employment:	n/a	Location:	Houston, TX

Home town:	San Francisco
Current & past employers:	UC Discovery Grant, Pension Dynamics Co.
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

Will be expanding my family's business into another state. Essentially creating a new corporate entity with a resident of the new state (me) that allows small business advantages and using the same sales and backroom team in the office at California, expanding our business through increased territory that has similar advantages as our business in California, but without substantially increasing overhead.

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,208.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Also, it says you are from South SF. Does it mean you are moving? where? can you provide your new contact information to Lending Club?	I am from South San Francisco and that is my current legal residence. I am currently working in Texas on an extended assignment on a pipeline project and will be eligible to establish residency here soon to create a Texan owned business entity to obtain favorable favorable business status for Texas state agencies.
Can you provide more details about the business?	Our primary business is distribution of medical products. We sell medical products primarily to state facilities, currently in the state of California. Our original product lines consisted of imported latex medical examination gloves from Malaysia, but we are now a large distributor of diversified medical and dental products from the McKesson company. Our business depends primarily on volume, but the small business advantages that we qualify for allow us a fair margin when selling to state agencies.
How long has the company been in operation? What are the greatest risks in this expansion? What are the factors driving you to expand in this particular locale? What is your analysis of the competition?	My family has been running this current business for about 5 years and it is an evolution of a previous company that dealt mainly with import of latex medical examination gloves. We still do some importing, but the majority of our business is distribution of a wider range of medical products, generally through McKesson, and relying on drop shipments to limit our need to warehouse. We would like to expand to Texas because it is similar in size in California and the state has a much stronger fiscal position than the state of California. The recent budget crises in California has caused cash flow problems and we would like to focus our expansion in Texas to provide more stability, since we have never had any problems with payments from the Texas facilities we deal with and the state is not projected to have huge budget shortfalls in the next year unlike California.

Member Payment Dependent Notes Series 407125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407125	$10,000	$10,000	15.37%	1.00%	July 20, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407125. Member loan 407125 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	City of Clyde Ohio	Debt-to-income ratio:	24.21%
Length of employment:	6 months	Location:	Clyde, OH

Home town:	OAKLAWN
Current & past employers:	City of Clyde Ohio, First Energy Corporation, United States Navy
Education:	Terra Community College

This borrower member posted the following loan description, which has not been verified:

Although my wife and I seem to have a lot of debt we have had some medical issues over the past few years that contributed a major portion of the debt. We have paid medical providers with either credit cards or loans over the years to avoid damaging our credit. We share an amount of student loans right now but we are working towards bettering ourselves with education. We both have municipal jobs and are constantly on the lookout for better and stronger forms of income. Our payment history is beyond reproach and our commitment to being debt free in 4 years or less is our first priority.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,212.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You sound like a responsible borrower, but can you share a bit about the medical situation and how chronic the issues are that may put you in the same situation to pay for more medical expenses w/ credit cards?	My wife has something called Papiliar Necrosis which is where the lining of the kidney dies and causes inflammation and kidney stones. If it irreversible and extremely painful when it flares up. I had 80/20 insurance previously and the co-pay and out of pocket was ridiculous. Prior to this when my son was born he caused serious damage during delivery to her insides. She had 3 surgeries to correct it. I now have 100% coverage and work for a municipality. We both go to school and make decent money but it was a rough couple of years prior.
Can you please verify your income with lending club, as I think it will help you get the funding you are seeking.	My income was verified. I make $58,000 per year and my wife makes around $24k right now
What is your current position at your employer ?	Water Plant Operator. I started here in September of 2008. I was previously a Nuclear Intrument Technician for First Energy for 3 years and in the Navy prior to First Energy. I am currently going to school full time and collecting my GI Bill as well.
What is the current interest rate you are paying on your credit cards?	The credit card rates are anywhere between 5.9% and up to 24% for department stores. The average rate is lower than the lona but the cumulative payments are much higher. I am going to concertrate on sending one bigger payment each month to one location to avoid the accrual. Once the balance on the loan is paid down the monthly finance charge will come out to be much less
Please have Lending Club add the * asterisk by your income, if it has been verified, otherwise it appears as though your income has not been verified. Ex Navy here as well, good luck!	Thanks for the pointer! The loan funded fully. Thanks for your interest in my loan.

Member Payment Dependent Notes Series 411199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411199	$10,000	$10,000	12.21%	1.00%	July 20, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411199. Member loan 411199 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Abbott Bioresearch Center	Debt-to-income ratio:	18.35%
Length of employment:	2 years	Location:	WEST BOYLSTON, MA

Home town:	Southbridge
Current & past employers:	Abbott Bioresearch Center, Dexter Russell
Education:	College of Our Lady of the Elms

This borrower member posted the following loan description, which has not been verified:

The perpose of this loan is to consolidate my credit card debt inorder to pay them off more quickly at a lower intrest rate.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,389.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at the Abbott Bioresearch Center? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a student loan and a car lease that I am currently paying. At Abbott Bioresearch Center (ABC) I work as an environmental monitouring technician. The nature of the job consists of: monitouring the enviroments where our biopharmaceuticals are manufactured to ensure that particulate and buiburden counts of the air and surfaces comply with regulated pharmacopiea guidelines. I do have a seperate savings set on the side for emergencys.
May I ask how much you owe on your student loan and your car lease?	School is 133.66/month and the lease is 279.98/month

Member Payment Dependent Notes Series 413365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413365	$17,000	$17,000	11.26%	1.00%	July 16, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413365. Member loan 413365 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,183 / month
Current employer:	Brown and Associates	Debt-to-income ratio:	22.50%
Length of employment:	5 years 6 months	Location:	LAUREL, MD

Home town:	Ft. Lauderdale
Current & past employers:	Brown and Associates
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt and cut up my credit cards for good. I am a reliable candidate that hit a rough patch with credit cards. I need to clear this debt for a clean slate.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,106.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the rate on the credit cards you are taking out with this loan?	BOA rose their rate to 13.9 and AMEX raised theirs to 12.99
I would like to help fund your loan, but have a few questions. Are you willing to briefly explain why your credit card debt is so large? Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at Brown and Associates? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My cc debt became that large b/c I spent a great deal of time helping out family members. I do have a car loan and student loans. I do research and writing. I have a small savings account that would account for about 3 months of living expenses. Yes I would be willing to verify my income.

Member Payment Dependent Notes Series 415345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415345	$4,000	$4,000	13.79%	1.00%	July 15, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415345. Member loan 415345 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,875 / month
Current employer:	Kindred Healthcare	Debt-to-income ratio:	8.19%
Length of employment:	1 year 10 months	Location:	Louisville, KY

Home town:	Louisville
Current & past employers:	Kindred Healthcare, Hillerich & Bradsby
Education:	University of Louisville, University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

I had a couple of surgeries in May and a car accident that resulted in medical bills that have put me under temporarily. I am seeking a way to get back into the positives so that I do not drown in overdraft fees.

A credit bureau reported the following information about this borrower member on June 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,352.00	Public Records On File:	0
Revolving Line Utilization:	98.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 415767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
415767	$9,150	$9,150	13.16%	1.00%	July 17, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 415767. Member loan 415767 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Acushnet Golf	Debt-to-income ratio:	21.66%
Length of employment:	1 year 6 months	Location:	Vista, CA

Home town:	Truckee
Current & past employers:	Acushnet Golf, TS Restaurants, TaylorMade-adidas
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

My thanks for your consideration, I'm looking to lower the total interest that will be paid on a college consolidated loan, taken out at a high interest rate. Now a little about me, I'm engaged and working full time in a stable position... in fact we're even hiring in my group. I haven't got the most extensive credit history, but it's all solid as I make payments on time and at least at the minimum. Again, thanks for your consideration.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,299.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 416914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416914	$12,000	$12,000	12.84%	1.00%	July 15, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416914. Member loan 416914 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	US Department of Homeland Security	Debt-to-income ratio:	22.85%
Length of employment:	1 year 5 months	Location:	LANCASTER, NY

Home town:	Lancaster
Current & past employers:	US Department of Homeland Security, M&T Bank Corp., Tops Friendly Markets
Education:	Canisius College

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a personal loan to consolidate my credit card debt I acquired when I was attending college. When I was going to school, I did not have the resources to pay for books and the tuition that was not covered by my student loans. So I had the brilliant idea to use my credit cards to pay for the books and I put my tuition bills on the cards as well. It was not the smartest thing to do, but at the time I just wanted to graduate from school. I have since graduated from Canisius College in Buffalo, NY with a Bachelors degree in Finance and Accounting Information Systems. I worked all through college and before I graduated, I accepted a job with a local bank and started that job during my final exams. I stayed with that job for over a year until I accepted a job with the Department of Homeland Security. I have been working for the U.S. Customs and Border Protection for over a year. I have job security and a steady income working for the government and consider myself a safe investment. Not including the credit card bills, my only other bills are my student loans and my auto loan. I have good credit, have not delinquent bills and pay all bills on time. If you need any other information from me, I would be more than happy to provide it for you.

A credit bureau reported the following information about this borrower member on June 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,385.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on the job. Please verify your emplyment and salary.	Type your Once I figure out where to send the information and what information is required, I will get that taken care of. I am inquiring with LendingClub about this. Thank you for your consideration.here.
Will you be able to send in the info. so that your income is verified? That would make all the difference for me. Thank you.	Once I figure out where to send the information and what information is required, I will get that taken care of. I am inquiring with LendingClub about this. Thank you for your consideration.

Member Payment Dependent Notes Series 421740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421740	$5,000	$5,000	13.47%	1.00%	July 17, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421740. Member loan 421740 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,919 / month
Current employer:	SHHC	Debt-to-income ratio:	24.94%
Length of employment:	3 years	Location:	PITTSBURGH, PA

Home town:	Pittsburgh
Current & past employers:	SHHC, Pride Billing Services, Vista Behavioral Health Associates
Education:	Saint Vincent College

This borrower member posted the following loan description, which has not been verified:

I am trying to simplify my finances and lower my interest rates. With this loan, I plan on fully paying off my high interest cards and then dispersing the remainder across any remaining balances. Within three years, I will pay off my Lending Club loan and only carry a student loan debt. Recent changes in the economy have shown me that carrying credit card debt is just a pointless thing to do. I want to be rid of it once and for all. I'd rather pay interest to a person or entity who can benefit from my payments over a huge corporation that may fold or need a bail-out tomorrow. About myself: I am a single girl working in public healthcare. Economic changes have definitely cemented my job security, but have not been so great for the patients we serve. Each week, more and more people come through the door after losing their insurance coverage. It is rewarding to know that we offer a place that they can come to receive quality, low-cost healthcare and be treated with dignity and respect. I rent, so a home equity loan is out for me. However, I am very responsible with my bills and rent. I have been in this neighborhood for 7 years and I work here as well. Serving my own community is very fulfilling and I hope to do so for years to come.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,147.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please outline your monthly expenses, including credit cards and any other debt? Thank you.	I am not at home and do not have access to all finance information at this moment. I can tell you that I pay $650 in rent, $32 in electric, $150 combined cable/internet/phone, and $25 in rental insurance. My student loan cost is $252 per month. I do not have a vehicle or any of the related expenses. I work close enough to home that I can walk or take public transit, if need be. I will try to give more detail when I am at home. Thank you.
Hi it states that you have $13000 in revolving debt , you are asking for $5000 for debt consolidation , what debt are you consolidating?	I want to get rid of the high balance/high interest cards. The others have small enough payments to be managed as is. If I get the large ones into a lower rate loan, I have more money to dedicate to the cards with lower rates.

Member Payment Dependent Notes Series 421933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421933	$5,400	$5,400	13.16%	1.00%	July 15, 2009	July 14, 2012	July 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421933. Member loan 421933 was requested on June 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,227 / month
Current employer:	ALSTOM	Debt-to-income ratio:	5.49%
Length of employment:	1 year 10 months	Location:	ROCHESTER, NY

Home town:
Current & past employers:	ALSTOM
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to construct a house for my parents in Africa. We already have the land. The total cost is estimated at $40000, and it is divided among my siblings and I ($10000 each). I currently have a $1000 credit card debt, and approximatively $4000 in a car loan. I am well able to make a payment to make a payment of $400/month for the life of the loan. Your help is greatly appreciated.

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	19
Revolving Credit Balance:	$1,158.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 422289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422289	$1,900	$1,900	12.84%	1.00%	July 15, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422289. Member loan 422289 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,860 / month
Current employer:	National Benefit Services	Debt-to-income ratio:	23.29%
Length of employment:	7 months	Location:	West Valley City, UT

Home town:	Burley
Current & past employers:	National Benefit Services, Discover Financial Services
Education:	University of Utah

This borrower member posted the following loan description, which has not been verified:

I am buying an investment home. It had a recent appraisal and I'm buying it for 56% of the value. I only need this month for 2-4 months while I fix it up and then refinance and pay off this loan. I have already prequalified for the refinance. I just need to make the improvements.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,209.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 422385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422385	$6,000	$6,000	8.00%	1.00%	July 16, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422385. Member loan 422385 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Natchitoches Parish School Board	Debt-to-income ratio:	14.58%
Length of employment:	9 years	Location:	NATCHITOCHES, LA

Home town:	Alexandria
Current & past employers:	Natchitoches Parish School Board, Rapides Parish School Board
Education:	University of Louisiana at Monroe, Northwestern State University of Louisiana (NSU)

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off two credit cards that I currently have. I am currently employed by the Natchitoches Parish School Board and have been for nine years. I have very good credit and a responsible bill payer. At the current interest rates of my credit cards, I feel that I will not be able to pay them off.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,812.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hi, your Revolving Credit Balance is less than $4000...why are you asking for $6000. thanks.	Due to the balances on both these cards: $2,624.95 $3,426.15

Member Payment Dependent Notes Series 422740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422740	$17,000	$17,000	13.47%	1.00%	July 20, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422740. Member loan 422740 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,606 / month
Current employer:	University of Philadelphia	Debt-to-income ratio:	13.03%
Length of employment:	4 years 4 months	Location:	Philadelphia, PA

Home town:	Salem
Current & past employers:	University of Philadelphia, University of North Carolina at Chapel Hill
Education:	University of Richmond, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

After a painful separation from my husband in 2005 and subsequent divorce, my previously modest spending habits changed for the worse for a couple of years. I am now back in a stable life situation and very much want to get my financial situation under control. I'm paying mainly interest on three credit cards and it's prohibiting me from saving much money at all, though I am managing to put a small amount into a savings account and my Roth IRA each month. With a personal loan I'll pay off the credit cards and cancel all except for one which has a maximum limit of $4,000 and a low APR and which will be used only for emergencies. I have a good, stable job with the University of Pennsylvania and even got a modest raise this year (significant, considering the shape of the economy). I've cut my spending in recent months by sharing an apartment - reducing my rent and the amount I spend on utilities. I have a budget that I'm sticking to for groceries and other household needs. I invest fully in my employee's matched retirement plan and take advantage of the pre-tax healthcare expense account. A personal loan would enable me to put money aside for my future, a house, a wedding, children, eventual retirement - all of these things seem impossible if I can't responsibly get rid of the debt I have accumulated. Thank you so much for your time, Heather Simmons

A credit bureau reported the following information about this borrower member on June 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,088.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income?	My total gross pay for 2008 was $40,750. My gross pay for 2009 will be approximately $42,500.
I meant could you call LendingClub and send them documentation of your income, not that I doubt it. I just like to be very careful.	Oh sure, I understand completely. I'll call them this morning (7/17) and see if I can fax my 2008 compensation summary to them. I don't have my raise letter at work, so unfortunately all I can produce today is my gross comp from last year, but hopefully that's enough. I'm in Philadelphia so I'll call them at 11 EST to get the ball rolling. Thanks.
Hello. One other question, please. What is the current monthly payment on the debts you will pay off with this loan? Thank you.	Right now the official payments total $466 for all three credit cards, however, I've been paying up to $700 per month in order to try to pay down as much of the premium as possible.
what are your other monthly expenses? such as rent, other loan, child support if any, etc.	I pay $600 per month in rent, about $130 per month for car insurance, $50 for my phone, $100 for cable, and $75-$100 total for gas and electric.

Member Payment Dependent Notes Series 422943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422943	$5,000	$5,000	16.32%	1.00%	July 21, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422943. Member loan 422943 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	csa transportation	Debt-to-income ratio:	16.75%
Length of employment:	4 years 8 months	Location:	oakland, CA

Home town:	Lynwood
Current & past employers:	csa transportation, citro clothing
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

i would like to pay off some debt. i have a good paying job. i have been employed since 11/04.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,901.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 422979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422979	$20,000	$20,000	13.47%	1.00%	July 15, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422979. Member loan 422979 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Frito Lay	Debt-to-income ratio:	17.46%
Length of employment:	2 months	Location:	SAINT PAUL, MN

Home town:	Mckeesport
Current & past employers:	Frito Lay, Kellogg Co., Merrill Lynch
Education:	Belmont Abbey College, Aurora University

This borrower member posted the following loan description, which has not been verified:

Hello, I am very much trying to secure a loan for the consolidation of some small debts, to pay for my wedding, and to build my credit so we can eventually buy our first house. I chose Lending Club because Lending Tree referred this company, and both are names that I trust. I am 26 years old, I am very responsible and always make my payments on time. I have worked hard to build my credit. I have a steady job with a very well known company (FritoLay-PepsiCo). I just started this position about 2 months ago as I moved to Minneapolis from Chicago, IL. In Chicago I was working for Kellogg Co. for over 2 years, and I also hold 2 years at Merrill Lynch (the division closed so I had to find another job). I am in Finance and am working toward finishing my MBA. I truely need this loan because as it stands, I won't be able to have a wedding. It's not going to be ultra expensive, but weddings these days are expensive in and of itself. This loan would also give me a fresh start as well as build my credit. I have never taken out a loan, but feel as though this would be a great foundation to build upon in my new married life. Please take this application into consideration.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	41
Revolving Credit Balance:	$8,467.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Seems you are a worthy candidate for a loan; would you please explain the delinquency on your report (41 months ago).	Good morning, I am happy to answer any questions- The delinquency was due to my Discover Card not receieving my payment for one month. I did in fact send in a payment as I have never have missed one since I have been 19 years old (This specific occurrence occured when I was about 22 years of age). I actually had sent in a payment to pay the entire card off that month (February/March-The reason I remember this detail is because I was in a bad car accident in August and recieved a settlement in February- The first thing I did was pay off any debt to credit cards that I had.) I went around and around with them, but they would not take it off of my Discover card or my credit history. I sent in several letters, spoke with a few different people and they still would not take it off of my history (I had been trying to get it removed for almost 2 years after this first happened). I do hope that this response answers your question. Thank you and have a good day! Please let me know if you would like me to provide you with further detail. Thank you, Amy S.
Do these wedding expenses include a honeymoon, or just the ceremony? Are the parents helping at all?	These wedding expenses do not include a honeymoon- Just the ceremony and part of the reception. I would much rather deduce my debt and strengthen my credit, therefore it is more reasonable and responsible to forego the honeymoon. Perhaps if we get some money from our reception, we may go on a small trip, but that is the extent. Our parent's are unable to help due to the economic troubles they are having. My father owns his own business and it has been struggling for the past two years, leaving only my mother's income. I do not want to put any more financial burden on my parents because they have supported me unconditionally my entire life and I know it's hard on them to not be able to finance my wedding. My fiance's family will be paying for the rehearsal dinner. I hope this answers your question, please let me know if you need any additional information.

Member Payment Dependent Notes Series 423044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423044	$14,000	$14,000	14.42%	1.00%	July 15, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423044. Member loan 423044 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Baylor Medical Center at Garland	Debt-to-income ratio:	7.67%
Length of employment:	2 months	Location:	Dallas, TX

Home town:	Garland
Current & past employers:	Baylor Medical Center at Garland
Education:	Baylor Radiologic Allied Health School, Brookhaven College, Richland Community College

This borrower member posted the following loan description, which has not been verified:

If I am approved for a loan I would use the money to pay off the debt that I have acquired while in school. I have finally finished school and am currently working at the same hospital that I have been working at for the past 12 years. I have already paid off my car and am renting an apartment and would really like to buy a house. I recently got engaged and we would like to start over with a clean slate.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	40
Revolving Credit Balance:	$7,106.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please have your income verified? What did you study, and what are you doing at the hospital exactly? (I presume it has something to do with xrays given your name?). Also can you give more details on how exactly you acquired your debt? thanks.	Type your answer here. Yes I will get my income verfified, I am faxing over 2 pay stubs today. I went to paramedic school at Brookhaven College, and started taking prerequisite classes for nursing school. While taking classes I decided that I did not want to be a nurse and applied for X-Ray school. I went to a hospital based program at Baylor Uiversity Medical Center at Dallas and I am now working as an x-ray tech at Baylor Medical Center at Garland where I have worked for the past 12 years as a Paramedic in the E.R.. Most of my debt is from credit cards and school/books. I bought furniture and other things for my apt. when I first moved out, and I would use credit cards for shopping and groceries. I never paid attention to the intrest rates and always paid the minimum balance. I know if I was able to consolidate my bills I would be able to pay them off alot quicker.
You have a delinquency on your credit report from about 3.5yrs ago. Please explain?	Type your answer here. I'm really not sure what the delinquency was. The only thing I can think of is having to wait for payday and not being able to make a payment on time, but I have always made my payments.
You have $7k in debt but are asking for $14k. What are you going to use the $7k extra for?	Type your answer here. When I first bought my vehicle I had an extremely high interest rate and I got a bank loan in someone else's name. My name is on the loan but I am not the primary account holder.
You state in your description that you are working at the same hospital you have worked for 12 months; yet your length of employment lists 2 months. Would you please explain.	Type your answer here. I have worked at Baylor for 12 years, I transferred to a new position as an X-Ray tech 2 months ago. I misunderstood the question, I was listing my length of employment as an X-Ray tech.
XRAYMEDIC, Since you still work at Baylor Medical Center as an x-ray tech where you have worked for the past 12 years as a paramedic, isn???t your length of employment 12 years not just 2 months?	Type your answer here. Yes, I have worked at Baylor for 12 years, I transferred to a new position as an X-Ray tech 2 months ago. I misunderstood the question, I was listing my length of employment as an X-Ray tech.

Member Payment Dependent Notes Series 423064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423064	$11,000	$11,000	13.79%	1.00%	July 17, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423064. Member loan 423064 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Solutions Logistics	Debt-to-income ratio:	14.97%
Length of employment:	1 year 8 months	Location:	Columbia, SC

Home town:	Green Bay
Current & past employers:	Solutions Logistics, Barnes & Noble, Packerland Mortgage
Education:	University of Wisconsin-Green Bay

This borrower member posted the following loan description, which has not been verified:

I will be rolling my high interest credit cards into this lower interest loan. My credit card balances went up when my fiance lost his job. I got a second job to cover things, but was unable to keep up with expenses without the credit cards. He's since gotten a job, we've put the cards in the freezer, and I've kept the second job to pay down debt. The credit card companies keep raising my rates, however, and I need a solid way to pay them off. I'll also be using $4200 to buy a used vehicle, as mine has 130k miles, and I was told it won't last much longer. I have 5 1/2 years of credit history with no late payments. I currently pay 400-450 toward my credit cards each month. This loan would be that same amount, so I already know it fits my budget.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,900.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 423075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423075	$12,000	$12,000	14.11%	1.00%	July 15, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423075. Member loan 423075 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	State of California	Debt-to-income ratio:	9.97%
Length of employment:	4 years 10 months	Location:	Sacramento, CA

Home town:
Current & past employers:	State of California
Education:

This borrower member posted the following loan description, which has not been verified:

I am full time employee with the state of California and my job is secured. I have loans due to my education and other and would like to consolidate for a better rate. I have an awesome credit history and will pay prompt and above the monthly allocated amount. I am a honest person and need assistance now to pay off my loans in another 18 months. Thanks. Michael S.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	41
Revolving Credit Balance:	$78,250.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job class with the State of California? How secure can a job be when thousands of employees are taking 15% pay cuts and vendors are being paid in scrip?	I am a Manager in state and have put more than 55 months of work. Even after 15% cut, I will be able to make my month payments for this loan. As of today the scripts will be paid only to the vendors. The state employees will be paid on a monthly basis. If you have any more questions, please ask. Thanks. Michael S.

Member Payment Dependent Notes Series 423192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423192	$10,000	$10,000	13.47%	1.00%	July 15, 2009	July 15, 2012	July 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423192. Member loan 423192 was requested on July 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Hamilton County	Debt-to-income ratio:	22.65%
Length of employment:	4 years 10 months	Location:	Ludlow, KY

Home town:	Cincinnati
Current & past employers:	Hamilton County
Education:	University of Cincinnati-Main Campus, Thomas More College

This borrower member posted the following loan description, which has not been verified:

We have been paying down all revolving debt and would like to eliminate our credit card balances as soon as possible. I have been been employed without break with the same employer for the last 22 years. I have a masters degree and own my own home.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1980	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	14
Revolving Credit Balance:	$14,943.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423311	$11,800	$11,800	10.95%	1.00%	July 21, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423311. Member loan 423311 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Classic Elite Yarns	Debt-to-income ratio:	1.99%
Length of employment:	4 years 6 months	Location:	Reading, MA

Home town:	Dracut
Current & past employers:	Classic Elite Yarns, CVS Pharmacy
Education:	Massachusetts College of Art

This borrower member posted the following loan description, which has not been verified:

I am hoping to purchase this house-to-go: http://www.lodge-on-wheels.com/ This house-on-the-go is intended to fill the role of an RV. According to the originator, this unit is "built better than most RV's. They fully expect these houses to be around 50 years from now, looking better than ever." The unit includes a dual-braking sustem, that fully integrates with the truck's braking system. Safety is the prime concern. I have excellent credit, with a score around 770. I have a secure full time job, making around $35,000 each year and have an excellent record of paying bills on time. I just recently finished paying off a $26,000 vehicle loan a year prior to the end of the loan period. I know I would be an excellent candidate for receiving a loan such as this. Thank you very much for your time and consideration. I very much look forward to working with you. Kristen :)

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,234.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am concerned about your making a $500 payment with a $3000/month gross income. What other expenses are you having each month? And can you verify your income?	I was previously making a $400/month payment on a car payment, that was just recently paid off. And I was still able to save a significant amount during that time. Currently, I split a $925 rent payment with my fianc??, and have a minimum payment of approx $60/month for my credit cards. That's about it. How could I verify my income? Could you call my employer? The phone number for Classic Elite Yarns is 978-453-2837 In addition to my full-time job, I work as a part-time freelance technical editor, which I make $25/hour, and a knitwear designer, averaging around $400 per design submitted to magazines. The opportunity to make more money is always available to me through these means, whenever necessary. You may see this work on my website: http://www.kristentendyke.com Thank you for your inquiry. ~Kristen~
Hello there, Your credit report is in excellent condition. You can help this process out by verifing your income to Leading Club. I am so concerned about you making your monthly payments if you get this loan. Thank you.	I am more than confident that I will comfortably be able to make these payments. However, I'd love to verify my income. I've searched all over the Lending Club website and cannot find out how to do so. Do you have any advice for how to verify my income through Lending Club?
Kristen, your information is very thorough. I had a few questions. These seem to cost about $30,000- how much is the unit you are purchasing? Are you planning on living in the unit or is it just for recreation usage? Having just purchased a travel trailer, we learned how important weight for towing was - How much does the unit weigh? Is the yarn company doing well- is your position secure? thanks!	The unit we're hoping to purchase is their floor model. Which Julie is asking $26,900. We have a significant amount of the cost available to us through my fiance's accident settlement, we just need this loan to complete the total cost. We are hoping to live in the trailer, so during the time I would be paying off the loan, the amount I currently pay for rent each month would not be a monthly bill. This trailer has 2 heavy duty axles rated for 7,000 lbs each???the house weighs approx 8,500 lbs. Yes, the yarn company is indeed doing well. During a recession period many people lean toward a comforting craft that can bring in additional income to themselves as well as useful finished products???knittins. So yarn sales have not decreased much with the declining economy. I am also, currently very valued in the company.
Hello There, At any time during this two week process, Lending club may ask you for additional info to further verified your ID, income or employment or you can contact General Member Support: Toll free (866) 754-4094. You can provide them with your Employer ID Number located on your most resent W2 Form. Thank you.	Thanks! I just faxed some pay stubs, so hopefully it will be verified soon.
Do you already have a site in mind where you can live in this house, and is there a rent for that site? Have you arranged for water and power to the house? When do you plan to stop renting and live in this?	Yes! My fiance's parents have offered to let us stay on their property with connections to their water and electricity. We're not required to pay them any rent for this. They live close to where we currently live, so my fiance and I will both be able to keep our current jobs and rate of pay. Our goal is August 31, 2009.
Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts	My employer does not offer 401k I have a Roth IRA with about $3000 in it. I put about $100 a month into it. I have about $3500 in an ING Direct savings account.

Member Payment Dependent Notes Series 423349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423349	$12,000	$12,000	11.26%	1.00%	July 17, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423349. Member loan 423349 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Self employed	Debt-to-income ratio:	6.33%
Length of employment:	4 years 6 months	Location:	San Bruno, CA

Home town:	Dudley
Current & past employers:	Self employed, Wells Fargo
Education:	Dudley College

This borrower member posted the following loan description, which has not been verified:

I ran my own company for 6 years and sold it in 2006. I am now looking to purchase a small yet profitable company and build and grow this business to the point of selling.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$157.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi I had a few questions about your loan. 1. What does the new company do? 2. The income you provided of 4833, where does the come from? and would you still have that income if you bought this new company? 3. What are your monthly expenses by category? including any debt payments revolving/installment? 4. Can you contact lending club and verify your income (the little star next to income means a lot)? Thanks, -Z	1) It is a maintenance Company that has been in business for 15 years. 2) I own a corporate turnaround consultancy provinding both restructuring and recapitalizing of distressed businesses and providing plans for the turnaround of the company. I plan on keeping this consultancy in place and I am looking to put a plan together for the maintenance business and put a part time manager in place to run day to day operations. I also receive residual monthly income from previous asset based loans that I have closed. 3) I currently have no debt other than $296 a month car payment. My consultancy is run from my house and the maintenance business will be run initially from my house as well. The only other debt I will have will be this loan. The maintenance business is being bought for aproximately 4X monthly gross revenue and I am putting $12k of my own cash initially as well and I expect to put more of my own in on marketing expenses. Payroll and supplies run at around $3300 per month leaving around $2700 per month net revenue. 4) I will contact Lending club early this week to verify. Thank you for your interest and feel free to contact me should you have anymore questions. Regards
Hi, Thank you for the quick response. It seems that you have enough cash flow, from your other business ventures/properties to fund this loan. So why take out this loan and get charged 11.26% interest? Also, how long is your payback period for the loan you estimate?	I could finance this cash however, the interest on the loan is a tax write off and secondly this loan enables me to grow this business not only with strong cash flow but also a solid cash position which is very important.
Also what are your monthly personal expenses?	$2300 more or less. These are mine and my wifes living expenses, this does not include vacations etc as that is extra. Regards

Member Payment Dependent Notes Series 423436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423436	$15,600	$15,600	13.47%	1.00%	July 16, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423436. Member loan 423436 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Command Alkon, Inc.	Debt-to-income ratio:	18.66%
Length of employment:	3 years 6 months	Location:	Birmingham, AL

Home town:	Champaign
Current & past employers:	Command Alkon, Inc.
Education:	The University of Alabama at Birmingham

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all of my debt into one central account with a lower interest rate in order to more effectively manage my monthly budget. I am a very reliable person, always pay my bills on time and am very careful about being responsible with my credit obligations.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$13,514.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are your family unwilling or unable to assist? Where do your parents live?	I have lived on my own since I was 17. My parents are unable, financially, to assist me with paying any of my education which is why I have the student loans. My parents live in Illinois.

Member Payment Dependent Notes Series 423544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423544	$11,000	$11,000	11.58%	1.00%	July 17, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423544. Member loan 423544 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	ABM Industries	Debt-to-income ratio:	9.32%
Length of employment:	5 years 5 months	Location:	concord, CA

Home town:	Burlingame
Current & past employers:	ABM Industries
Education:	CSU Hayward

This borrower member posted the following loan description, which has not been verified:

Would like to Consolidate 3 credit cards and 1 motorcycle loan into one bulk payment. That would make this one loan my only loan and free up extra money for savings for my first home purchase.

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,827.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is listed at almost $20,000. How can you pay this off with a loan of only $11,000?	Great question. Last week I deposited a little over $9k toward my WellsFargo Visa card and paid it almost completely off. I can offer a photo copy of the payment if necessary. Unfortunetaly it wont show on my credit report for another couple of weeks though. I did try to get lendingclub.com to revise the information but they will not change it until the credit report shows it.

Member Payment Dependent Notes Series 423633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423633	$20,000	$20,000	12.21%	1.00%	July 17, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423633. Member loan 423633 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	ABCLEAN Inc.	Debt-to-income ratio:	12.02%
Length of employment:	5 years 6 months	Location:	HOUSTON, TX

Home town:
Current & past employers:	ABCLEAN Inc., PSC INDUSTRIAL SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

I took a 20,000 personal loan from bank of america as an investment in a personal business . I later found out that the interest type is recurring ( not fixed ). I need to secure another loan to pay off this debt . I look forward to a fixed interest loan at not greater than 15% . I am still pursuing my business interest . I equally have a good paying , reliable job . I will appreciate a good interst loan .Thanks

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,028.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 423648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423648	$6,000	$6,000	11.58%	1.00%	July 15, 2009	July 18, 2012	July 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423648. Member loan 423648 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Video News Service	Debt-to-income ratio:	18.07%
Length of employment:	1 year	Location:	EL PASO, TX

Home town:	El Paso
Current & past employers:	Video News Service, KDBC-TV
Education:	El Paso Community College

This borrower member posted the following loan description, which has not been verified:

This loan is to help fund the beginning and the material needs for a video shoot contracted with the local housing authority.

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,040.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How sure are you that you will get paid by the housing authority on time?	The check will be cut upon successful completion of the project. We are projecting for the production to be complete and fully rendered, burnt and distributed by the first week of August.

Member Payment Dependent Notes Series 423672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423672	$10,000	$10,000	11.26%	1.00%	July 16, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423672. Member loan 423672 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	KPMG, LLP	Debt-to-income ratio:	10.41%
Length of employment:	4 years	Location:	Westfield, NJ

Home town:	Sommerville
Current & past employers:	KPMG, LLP, SunGard Data Systems
Education:	Roger Williams University, Rider University

This borrower member posted the following loan description, which has not been verified:

Good Evening, My Fiance and I are planning our dream wedding in Florida and would like to obtain a loan to help in the payment process. I have great credit and just need cash upfront to payoff the many wedding expenses that must be paid in full in advance of the wedding. I look forward to working with you and appreciate your consideration. Thank you, Cory F. DeBias

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,406.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform at KPMG? And, your fiance???s occupation? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Best of luck!	Thank you for your question. First, I do have outstanding loans, including both a student loan and car loan. My student loan is relatively insignificnt with just over $120 payment per month while the car loan is your typical $432 a month. Second, I am a Sr. Associate with KPMG working in IT Audit / Advisory Practice. I perform both external and internal IT audits of major clients IT infrastructures, applications, and data centers. I have been with KPMG for 4 years now. My fiance is a 5th grade school teacher and has been for 10 years. I do have a savings account as well as a checking account that I always maintain funds for emergency purposes. I can verify my income if you need me to, but I make around $87,000 a year and my fiance makes roughly $45,000. We will have no problems making the payments back, but we do not wish to run up our credit cards for all of the wedding expenses that need to be payed in advance and would rather sustain a monthly payment that we expect, know the amount required, and easier to budget for. Thank you for your inquiry and I appreciate your consideration. Thank you, Cory
Hello, First congratulations on the upcoming wedding. Second, I was wondering if you had an idea of how secure your audit job with KPMG is right now. I realize that S-O mandates your services, but I still was wondering how the slowdown was affecting your business. Thanks.	Hi There, thank you for the congratulations! In an attempt to answer your question without throwing the hex on myself, I believe my job is pretty safe. The reason I feel this way is becuase I am involved in the IT side of audits. Being on the IT side means that I have the ability to work on non-audit clients / advisory service engagements such as implementations, disaster recovery, application services engagements, etc... When the market is as poor as it is right now, we tend to lose some revenue from our audit clients, which cut back on budgets to help themsleves get by. But at the same time, companies continue to search for our services to help design ways to help them save money. We are brought in to aid in go to market initiatives, cost saving IT projects, business orgnaization projects, IT services engagements, etc... For these reasons, I feel like our business, as part of the big four, isn't going anywhere, and if anything with our audit busy season quickly approaching from September 1st through year end, we should be on the more solid side of things going forward. I am a Sr. Associate who has been with the firm for over 4 years now.
What are the 3 recent credit inquiries for?	Hi, the 3 recent credit inquires include my car loan, which was purchased in January. I signed up for a Scott trade account, and they did an inquiry, but I never made a trade. and lastly was from the company (unsecured solutions) who my fiance and I contacted to help us find a wedding loan. This company ran our credit and refered us to the lending club for the potential for the loan.
How did you run up the $14k in debt you already have?	I have normal every day expenses like anyone else, including starting a new life to gether with my fiance. We moved into a new apartment which required new furniture, TV, downpayment on my car, etc... I have no problem paying things off as I make decent money, and you can see I never missed a payment on anything in 15 years of credit history. I just dont want to run up my credit cards for my wedding, and like many others, we will not be getting any help from our families. I would much rather have a monthly payment I can plan for instead of running up credit cards.

Member Payment Dependent Notes Series 423684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423684	$25,000	$25,000	16.63%	1.00%	July 17, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423684. Member loan 423684 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,833 / month
Current employer:	Karapet Stambulyan	Debt-to-income ratio:	2.84%
Length of employment:	10 years 2 months	Location:	Van Nuys, CA

Home town:	Yerevan
Current & past employers:	Karapet Stambulyan, Self
Education:

This borrower member posted the following loan description, which has not been verified:

My business is a 10 year business called GNG Vinyl Fencing and I am looking for a business loan to help me with a job proposal I would appriciate all the help I can get. Thank you

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	50
Revolving Credit Balance:	$6,835.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will the money be invested into your business for this proposal? Are you funding this proposal with any of your own money? Can you verify your income with Lending Club? What were the specifics of the delinquency 50 months ago?	The way that this money will be invested into my business for the proposal is I will be able to hire more staff and be able to purchase more material for this job
can you verify your income? Contact LC if you don't know how	Yes, each year I make a 118,000 $ g

Member Payment Dependent Notes Series 423695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423695	$25,000	$25,000	18.84%	1.00%	July 16, 2009	July 16, 2012	July 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423695. Member loan 423695 was requested on July 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	The Law Office of Brian K. Ayson	Debt-to-income ratio:	19.30%
Length of employment:	5 years 6 months	Location:	Houston, TX

Home town:	Corpus Christi
Current & past employers:	The Law Office of Brian K. Ayson, White Shaver, PC, OGM Land, Kroger, Myers, Frisby & Hirsch
Education:	Texas Tech University, Texas Southern University

This borrower member posted the following loan description, which has not been verified:

I have recently left my firm to go out on my own and start my own solo law practice. While my overhead is relatively low (rent and advertising, primarily) I would like to have a line of credit to pay myself a modest salary and cover my expenses. Money will be coming in immediately, but I need to cover these expenses and have a set salary for the first few months to budget our personal finances. I am a sixth year attorney and my credit score is above average (683) . Thanks for your help!

A credit bureau reported the following information about this borrower member on July 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	67
Revolving Credit Balance:	$26,339.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Brianlaw72, I am interested in helping fund your loan, but first: With your income of over $10,000 a month why do you carry a revolving credit debt of over $26,000? Starman	Most of the expenses are from property taxes and the financing on my wife's engagement ring, although there are some medical expenses on there as well. We're currently employing the Dave Ramsey method of paying it all down. (with the exception of one card I've been using to set up my pap per click ad campaign and first month's office rent) we're planning to pay it all off in 2-3 years. Hope that helps.
You say you have left your previous employer. What do you expect your new income to be and how long before you get there? Do you have new clients yet, or is your current income from clients at your last firm?	I am not bringing clients over from my former firm as they cater to a different type of client. If I understand your question correctly, my household income to this point is the one that I have stated (i.e., from the firm I am leaving and my spouse's income.) However, my projected income is comparable to what I made at my former firm.
I am interested in knowing if the loan will be in your personal name or your businesses name?	The loan will be in my name. I filed my dba as a sole propietorship so I am personally liable for my debts.
Please submit your income for review	done

Member Payment Dependent Notes Series 423781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423781	$20,000	$20,000	14.11%	1.00%	July 17, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423781. Member loan 423781 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,166 / month
Current employer:	Comerica	Debt-to-income ratio:	13.10%
Length of employment:	1 year	Location:	PLANO, TX

Home town:	Hammond
Current & past employers:	Comerica, Financial Innovations LLC
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Line of credti is desired

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	50
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of debt are you consolidating?	medical bills via cc
I don't see any revolving credit balance. What is the debt you are looking to consolidate?	medical bills via cc
I'm originally from Hammond ~ Good Luck!	thx
$20k sounds really high for medical expenses. Can you elaborate on what the expenses are and how you plan to cover possible future medical issues?	I now have true medical insurance as of 2.09

Member Payment Dependent Notes Series 423936

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423936	$13,600	$13,600	12.21%	1.00%	July 17, 2009	July 17, 2012	July 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423936. Member loan 423936 was requested on July 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Intrepid Control Systems	Debt-to-income ratio:	22.18%
Length of employment:	12 years 5 months	Location:	STERLING HEIGHTS, MI

Home town:	STERLING HEIGHTS
Current & past employers:	Intrepid Control Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to get rid of a High rate Credit card.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,560.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 423971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423971	$9,000	$9,000	9.32%	1.00%	July 16, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423971. Member loan 423971 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Otis Elevator	Debt-to-income ratio:	0.00%
Length of employment:	4 years 1 month	Location:	FLAT ROCK, MI

Home town:
Current & past employers:	Otis Elevator, US Army
Education:	United States Military Academy (USMA)

This borrower member posted the following loan description, which has not been verified:

loan used to repay a higher interest loan

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,343.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're credit balance is only $1300. What type of loan do you need $9000 to repay? What is the interest rate on that loan? Thanks for you time.	It's a loan for a timeshare. Current interest rate is 15%
I would like to help fund your loan, but have a few questions. Can you provide any more information on what types of loans you are attempting to repay with this loan? Do you have any other outstanding debts, like a car loan, mortgage loan or student loans? Can you give a short description of the type of work you perform at Otis Elevator? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Loan is to repay a timeshare loan currently at 15%. Only other outstanding loans in mortgage. I'm an operations managers for Otis. I do have a saving account and also 401k, roth IRA.
What high interest loan? You only show an RCB of $1350?	Loan used to repay a timeshare loan currently at 15%.
It seemed you didn't answer the previous request from another potential lender whether you have tried verify your income or not. Please respond	I have not yet, but I will do so this weekend.
I would like to help out on this loan, You stated "time share loan"! Is this timeshare in really an investment from an LLC Organization? If so, I would like for you to verified your income. Thank you.	Timeshare is through Bluegreen Resorts. I'll verify my income later today. I need to gather the information.

Member Payment Dependent Notes Series 424124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424124	$15,000	$15,000	11.26%	1.00%	July 20, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424124. Member loan 424124 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	CRWRC	Debt-to-income ratio:	5.46%
Length of employment:	7 years 7 months	Location:	GRAND RAPIDS, MI

Home town:	Grand Rapids
Current & past employers:	CRWRC, Fifth Third Bancorp (f/k/a Old Kent Mortgage Company), Mid-America Leadership Foundation
Education:	Calvin College, Western Michigan University

This borrower member posted the following loan description, which has not been verified:

Thank you for considering this debt consolidation loan request

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,911.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Lending Club loans are for 36 months. Is this period acceptable to you? The monthy payment will also be about $490. Will this amount fit into your budget? Best of luck on your loan. Art	Yes. 36 months is acceptable and will definately fit in our budget. With the monthly payment arrangements possible due in part to this consolidation loan, the 36-month option is better than 60 months, as it helps us pay off this balance sooner. $490/month is doable for us.
Who exactly is your employer and how secure is your employment? Thanks.	My employer is the Christian Reformed World Relief Committee, established in 1960 as a relief and development arm of the Christian Reformed Church in North America. You can learn more about my employer at www.crwrc.org or the denomination at www.crcna.org. CRWRC has survived the economic downturn through wise financial leadership and the gifts of God's people in a relatively financially blessed denomination. Our agency has reserves to cover us in an econmic downturn and this has covered the gap this year. For this next year we are able to keep providing services through a reduced budget, while still retaining funds in reserve. My title is the Training and Development Manager. My role is to manage and coordinate CRWRC???s bi-national staff and organizational capacity (core-competency) building program, with focus on general staff development, human resources (HR) planning, and HR-related grant compliance. While God knows anyone's "employment security", I trust that my position is secure because my Directors have repeatedly told me over the last year (including once this last week) that the strategy I am working on to build the capacity of our staff is critical to our mission. I hope this answers your question. Thank you for asking!
If you have your income verified with the Lending Club, it will encourage lenders.	Thank you for the tip. I'll work having our income verified.
How long have you been paying your mortgage? Do you have any other debit which will impact your current income?	We have been paying our mortgage since 2001. No other debt will impact our income.

Member Payment Dependent Notes Series 424125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424125	$3,000	$3,000	13.47%	1.00%	July 20, 2009	July 18, 2012	July 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424125. Member loan 424125 was requested on July 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Safeway Inc.	Debt-to-income ratio:	19.75%
Length of employment:	28 years 6 months	Location:	san jose, CA

Home town:
Current & past employers:	Safeway Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Have worked at same job for 28 years. Not a flight risk. Need help with mortgage payment to keep roof over head.

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	78
Revolving Credit Balance:	$17,015.00	Public Records On File:	0
Revolving Line Utilization:	53.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you're having trouble paying your mortgage, doesn't that portend that you may have trouble paying this loan? I guess what I mean is, this loan is likely at a higher rate than your mortgage, so what's the advantage in getting another loan? You seem to be robbing peter to pay paul, and this is an unsecured loan, so in the event of bankruptcy, this loan would be last in line. I don't mean to be critical; just some clarification on why you need help on the mortgage payment would be helpful.	Type your answer here.The house is owned by my boyfriend. Our finances are separate.
So you are borrowing this money to make a house payment for your boyfriend?	Type your answer here. yes
Is your mortgage loan higher then 13.47%	Type your answer here. It's my boyfriends mortgage. I don't know the interest rate.

Member Payment Dependent Notes Series 424264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424264	$7,200	$7,200	15.05%	1.00%	July 16, 2009	July 19, 2012	July 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424264. Member loan 424264 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	palm beach county school board	Debt-to-income ratio:	18.98%
Length of employment:	1 year	Location:	royal palm beach, FL

Home town:	West Palm Beach
Current & past employers:	palm beach county school board
Education:	university of florida

This borrower member posted the following loan description, which has not been verified:

This loan is to pay off two credit cards $5,000 and $7,000

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	6
Revolving Credit Balance:	$5,125.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, If you have two credit cards to pay off, one for $5,000 the other $7,000 = $12,000. How do you do that with a $7,200 loan. ???	The monthly payments to take out $12,000 was a little TOO high. I figured owing only $4,800 is a MASSIVE improvement and a lot more affordable for me!
Quote:"I figured owing only $4800..." You do realize this will only decrease your rate not the full amount you owe, right? Please tell us why you had a delinquent payment only 6 months ago. Thank you!	Obviously it only decreases the rate. But it is more manageable for me. My wife and I both graduated with our Masters last summer and we just started to work this past year. It was a simple miscalculation of a date. I begged the company, but they said they had to report it. Was paid as soon as I found out it was late. My credit history is clean aside from that.

Member Payment Dependent Notes Series 424291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424291	$25,000	$25,000	11.58%	1.00%	July 20, 2009	July 19, 2012	July 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424291. Member loan 424291 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,053 / month
Current employer:	Automotive Finance Corporation	Debt-to-income ratio:	19.57%
Length of employment:	8 years 4 months	Location:	Chandler, AZ

Home town:	Indianapolis
Current & past employers:	Automotive Finance Corporation, Fifth Third Bancorp
Education:	University of Southern Indiana

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards and 1 personal loan each with small balances that I am looking to consolidate and get paid off in a more timely and responsible fashion. I would like to get 1 loan to pay all of these small debts off and get out of debt for good. I have a great credit score (last I checked it was close to 800) and have never missed a payment on any repayment plan, from department store cards, to major credit cards, to auto and personal loans, to a first and second mortgage. Being able to pay one lower monthly payment would not only make paying bills easier, it would allow me to pay down my debt substantially faster.

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,091.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 424311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424311	$10,000	$10,000	12.21%	1.00%	July 17, 2009	July 19, 2012	July 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424311. Member loan 424311 was requested on July 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	The Physician & Midwife Collaborative Practice	Debt-to-income ratio:	0.00%
Length of employment:	1 year 1 month	Location:	Alexandria, VA

Home town:	Houston
Current & past employers:	The Physician & Midwife Collaborative Practice, The Home Depot
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a used car from a friend who is about to purchase a new car. It is not some random private seller so I have peace of mind in their word on condition. In my mind the best new cars are used cars as new cars depreciate quite quickly. (within 6 years a car will have depreciated 60% of its value)

A credit bureau reported the following information about this borrower member on July 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	11
Revolving Credit Balance:	$4,924.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of a used car are you purchasing? How many miles are on it? Have figured in the real costs of owning and maintaining this car you are planning to purchase (insurance rates, how much gas it uses, repair costs, will it need new tires soon, etc.)? There are so many incentives out there in terms of purchasing a new car, it may actually be cheaper to do so than to purchase a used car.	Well, I currently have a 1998 Lexus ES300 that I have had for 5 years and is pushing 180k miles. When I had it I purchased it at $11,250. I've only had to maintenance it twice in terms of fixing something. (Replacing sensor, tune up, changing cam seals and valves, pvc gaskets & seals - all totalling about $2k) I'm selling it now for $4,000. So in terms of reliability and resell value its pretty good. Not to mention getting to keep the same mechanic for my car.... The current car I'm looking at purchasing now is 2002 Lexus GS300 w/ 64k. It takes same grade of gas and actually has better fuel efficiency (18 mpg vs 15.5mpg) Insurance will not be that bad as right now I'm only paying $61 on my current car, though now that you question I will be checking up on it. I can get back to you on this one though. So if you really look at the value i'm getting you can't really beat it. I'm buying the car for $13,000 that was originally $45k+ ($30k+ in depreciation and has hit its plateau) and is in pristine condition. I will also not be driving as much. I bought my last car when i was in my younger 20's so I was driving to all my vacation destination points to enjoy my new car. So I'm pretty much set on buying a used car...thanks ;) -Jaime P.S. This is my first time doing this and I am actually wishing I would have posted answers to all your questions when i first submitted this request =/

Member Payment Dependent Notes Series 424334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424334	$14,000	$14,000	14.11%	1.00%	July 20, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424334. Member loan 424334 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	R.H. Donnelley	Debt-to-income ratio:	22.14%
Length of employment:	2 years 4 months	Location:	Overland Park, KS

Home town:	Neptune
Current & past employers:	R.H. Donnelley, First Horizon Home Loans
Education:	Missouri State University, University of Missouri - Kansas City

This borrower member posted the following loan description, which has not been verified:

I am seeking $14,000 to consolidate and reduce my rate of interest on two credit card balances, currently at 17% and 29%. I am a 35-year-old professional with an excellent employment history and good credit (no 30-day delinquencies or collection activity). I would most likely qualify for another balance transfer credit card, but I want to eliminate my use of credit cards. I am looking for a 36-month loan at no more than 15% interest, as I would like to keep my payment in the range of $450/month. I am willing to provide full documentation of income and other monthly expenses and allow direct disbursement of loan funds to my credit card accounts. I would also agree to set the loan up on automatic ACH payments.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	40
Revolving Credit Balance:	$14,180.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give us an idea of your monthly expenses? Including: Water Electric Cell Phone Internet Cable Current Credit card payments	Thank you for your consideration. My monthly expenses are as follows: Rent: $880 Water/Trash: $20 Electric: $60 Cell Phone: $65 Cable: $65 Auto: $307 Insurance: $65 Fixed Loan Pmt: $191 Current CC Pmts: $550 I do not have expenses for internet or home phone.
can you explain how you got into that much credit card balance and what you'll do to avoid accumulating the same in the future?	I accumulated the balances after my divorce, including expenses to move and re-settle. My current living expenses and debt servicing are within my budget, and I have a goal to pay all debt off within 2 years so I am able to purchase a home. I am also beginning a 2nd job, with a plan to use the income to accelerate debt repayment and increase my savings.

Member Payment Dependent Notes Series 424360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424360	$25,000	$25,000	12.21%	1.00%	July 20, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424360. Member loan 424360 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	GPX Realty Partners	Debt-to-income ratio:	17.59%
Length of employment:	3 years 1 month	Location:	Philadelphia, PA

Home town:	Birmingham
Current & past employers:	GPX Realty Partners, Toll Brothers
Education:	University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate two credit cards at a lower rate.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,155.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 424471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424471	$20,000	$20,000	13.79%	1.00%	July 20, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424471. Member loan 424471 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	AIReS	Debt-to-income ratio:	5.40%
Length of employment:	16 years	Location:	Danbury, CT

Home town:	Pittsburgh
Current & past employers:	AIReS
Education:	Penn State University

This borrower member posted the following loan description, which has not been verified:

I earn $250,000 per year, verifiable. Secure employment with ownership share. Been with my company 16 years. Need the loan to consolidate debt after recent divorce. Excellent payment history, FICO score is 660 due to credit cards, once I pay them off I will be in the 730-770 range according to Equifax and I am reliable and dependable to pay all debts. No negative accounts in the last 5 years.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	63
Revolving Credit Balance:	$11,356.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It is not clear why you are asking to borrow $20 when your debt is only $11K. It is also not clear why you cannot save $20K fairly quickly on a salary of $250K. What are your other expenses and debts?	Fair question, thank you for asking. I am divorced and a fair amount of my salary goes to my ex wife. I am fine financially, but I would like to pay off the 11G in credit cards and then I want to pay off my divorce lawyer (rough one...) and a few other nagging expenses. I can go through a bank and consolidate, but I read about this and wanted to see how it worked and potentially be an investor myself on it. I sold a house in which my ex wife took the equity...lawsuits pending but I want to consolidate and simplfy my finances. Any other questions please feel free to ask.

Member Payment Dependent Notes Series 424513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424513	$7,000	$7,000	10.95%	1.00%	July 15, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424513. Member loan 424513 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,310 / month
Current employer:	ASCAP	Debt-to-income ratio:	13.68%
Length of employment:	1 year	Location:	huntington station, NY

Home town:
Current & past employers:	ASCAP
Education:	SUNY College at Oneonta, SUNY College at Cortland

This borrower member posted the following loan description, which has not been verified:

Need a loan to pay all my credit cards and pay one single monthly payment.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,635.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please list the credit cards and amounts that you are wanting to pay off? The amount of the loan exceeds what is shown for your revolving credit balance. Thank you; Art	Chase: $2,781 Chase: $1,269 Capital One: $1,595 HSBC: $355 JCPenny: $200 Est. Total = $6200+ My revolving credit balance that is shown is from the beginining of the year, about a few months ago. As of today, all of those balances increased. In that case I figure I need a rough estimate around $7000 in order to pay off my debt. Please let me know if you have any more questions. Thank You!
Hi. Why have the balances increased if your goal is to pay off your credit card debt?	They increased because I can only pay a few dollars over the minimum so that I can pay another few dollars over the minimum on the next card. That made my interest rates go higher and also increased my minimum payment every month. I just need to make a single flat rate payment every month for all my cards so that way I can get rid off my debt and save money.
Why did your balances increase? How secure is your employment?	My balances increased because I can only pay a few dollars over the minimum every month. Leaving me with a higher interest rate every month. My minimum payment would then increase as well as my balances. The fact of the matter is that it just doesn't make sense to pay several different accounts every month. I rather just pay off one/single bill every month so that way I can save money. This loan will help me very much. My employment is secured also.

Member Payment Dependent Notes Series 424625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424625	$13,000	$13,000	11.58%	1.00%	July 21, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424625. Member loan 424625 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,467 / month
Current employer:	The Vanguard Group	Debt-to-income ratio:	17.37%
Length of employment:	9 months	Location:	NEWARK, DE

Home town:	Newark
Current & past employers:	The Vanguard Group, Keystone Helicopter, The Shodor Foundation
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

I have two credit cards; one from Bank of America and one from Chase. One is at an APR of 18% and another at 30% I'm hoping to roll these into a single loan, make payments of approximately $1100 a month over the next 12 months. I'm hoping to make debt management easier and APRs lower. I've got a steady job making $40,000 a year, have no liabilities for housing or utilities, and have pretty good credit.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$14,391.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you explain why you claim to have no liabilities for housing or utilities? Do you have any other outstanding debts, like a mortgage, car loan or student loans? Can you give a short description of the type of work you perform at the Vanguard Group? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	What I mean to say is that I live with mom and dad; they pay the mortgage. I do have a car payment, plus insurance, plus gasoline. Put together, these take up roughly 1/4 of my monthly income. I do technical support at Vanguard. I would of course be willing to verify my income.
Hello Sir, I saw that on July 8th you were going to verify your income with Lending Club. As of today, it has still not been verified. Please do so as it builds trust and will encourage other lenders.	I never saw any instructions on how to do so. I assumed they'd send me some sort of questionaire, but so far that has not been done.
Please indicate how one of the credit cards has a 30% interest rate...I don't know that either Chase or BAC start rates that high...so did the bank raise it on you and why?	It's actually down to 24% APR. What happened was a screwup with one of the payments. The account was delinquent for a month because, while I had submitted payment, or so I thought, I submitted it too early and it got credited to the previous month, or it was below the minimum payment. I cannot remember right now, and I'd have to look into my records when I get home tommorrow night.

Member Payment Dependent Notes Series 424644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424644	$14,000	$14,000	13.79%	1.00%	July 21, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424644. Member loan 424644 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Dr Wan	Debt-to-income ratio:	6.71%
Length of employment:	10 years	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	Dr Wan
Education:

This borrower member posted the following loan description, which has not been verified:

Hope you well I would like to apply for that amount and also i would like to find out if there is a pre-payment penalty if i can pay it off around 12 or so. I'm buying bedding items from a foreign company that is already sold to my buyer here in Florida. so the money will be in a cycle for about a year or so. And in the future i can request for more and you guys can help me more and more. We buying 20,000 worth of products and once it is in florida we collecting $15,000 cash right away COD and the other 5 will be within 2-3 weeks. but i'm planning to continue doing it for about a year or so then pay it off and hopefully come back and ask for more and so forth. Thank you so much for working with me and i do appreciate the opportunity.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	54
Revolving Credit Balance:	$16,826.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424676	$7,750	$7,750	12.53%	1.00%	July 20, 2009	July 20, 2012	July 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424676. Member loan 424676 was requested on July 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,113 / month
Current employer:	City of Seattle	Debt-to-income ratio:	24.54%
Length of employment:	5 years 1 month	Location:	Seattle, WA

Home town:
Current & past employers:	City of Seattle
Education:	Georgetown University, New York University (NYU) School of Law

This borrower member posted the following loan description, which has not been verified:

I've got a BOA credit card that just reset to 19.99%, and I'd like to pay it off with a fixed rate, fixed term loan. I'm a professional ethics advisor for a large organization. I've got a six-figure income, and I've never been delinquent on a loan in my life. I made the mistake about a year ago of paying down some balances with a card that had a year-long zero-percent teaser rate. I assumed I could talk down the rate when it reset, but I had no luck when I talked to BOA a while back. I don't want to get back on the teaser rate treadmill, but would like to cut my interest payments with a fixed-rate, fixed-term loan.

A credit bureau reported the following information about this borrower member on July 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,544.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DO you plan to hold this loan for 36mos or pay off early? What monthly expenses do you have?	I have no plans to pay off the loan early. If in the next 36 months my income increases substantially, or my expenses decrease substantially, and this loan turns out to have an interest rate that's higher than anything else I'm carrying, then I would. But realistically I don't see that happening. As for my monthly expenses, I'm the sole breadwinner for my family, so there's not a lot of money kicking around at the end of the month. Biggest expenses are mortgage, student loans, credit cards and groceries. The car is paid off. We're not over our heads, we're weathering this economy okay, but let's just say that the kids' college funds aren't where I thought they'd be at this point in my life....
I hope you dont mind me asking - how much are your mortgage (including tax and insurance) and student loans payments?	Hey, I guess I'm asking you all for a loan so you've got a right to ask the question. Our mortgage payment including escrow runs a little more than $3,300 a month. That's a little less than a third of my monthly income. And student loans are running me $480 a month right now. Like I said in response to the earlier question, there's not a lot left over at the end of the month. But like a lot of people we've gotten the wake up call that it's time to pay down our debt, and the lower interest rate on this loan will help us to accomplish that.

Member Payment Dependent Notes Series 424737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424737	$10,000	$10,000	12.21%	1.00%	July 17, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424737. Member loan 424737 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Waltax Services	Debt-to-income ratio:	4.59%
Length of employment:	8 years 6 months	Location:	Ashland, MA

Home town:
Current & past employers:	Waltax Services, Smartech Computers
Education:

This borrower member posted the following loan description, which has not been verified:

Hi there, I'm looking to consolidate a couple of credit cards and use the remainder to purchase a newer pre-owned vehicle, I have good credit, never been late on any payments, I have approximately $6k in credit card debt, one of which has an APR of 23%, BOA decided to increase their rates before the new credit card law goes into effect. If any questions feel free to ask. Thanks!

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,784.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a car you would like to buy? Do you have any other outstanding debts, like a student loan? Can you give a short description of the type of work you perform at Waltax Services? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi there -- besides my credit cards I have no outstanding debt, all of my loans have been paid for. I have a vehicle in mind, but haven't actually taken the time to go find one yet. At Waltax we specialize in tax preparation and bookkeeping, I also own and run Smartech Computers myself and have been in business for almost 9 yrs, I have secured a repeat book of business over the years. I do have a savings account for emergency needs, I have got about 4 months of total living expenses covered. I can verify income if necessary, hope this helps.
Hello there, Please do verified your income with LC. It will help you get this loan. Your credit report is in excellent condition.	I sent the requested docs to LC, just waiting for confirmation now. Thanks!

Member Payment Dependent Notes Series 424783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424783	$7,500	$7,500	15.37%	1.00%	July 17, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424783. Member loan 424783 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Harris	Debt-to-income ratio:	7.09%
Length of employment:	5 years 6 months	Location:	Melbourne, FL

Home town:	Little Rock
Current & past employers:	Harris
Education:	University of Phoenix-Online Campus, Embry Riddle Aeronautical University at Daytona Beach

This borrower member posted the following loan description, which has not been verified:

I need a personal of 5K to help retire and restrucutre personal debt. I will use the 5k to pay off a 401k loan and credit card. With money saved I will pay down remaining debt and this loan all wiithin 3 years time

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,908.00	Public Records On File:	1
Revolving Line Utilization:	97.40%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will your income remain at the $6250 level over the next 3 years? Why is your revolving credit balance so high? Thank you!	No, we receive annual pay increases that average between 3-10%. I have averaged 6% over my tenure at Harris. 19k of my 25k revoving credit is in one loan I have. This the loan I intend to retire in a aggressive manner over the next three years.

Member Payment Dependent Notes Series 424873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424873	$20,000	$20,000	12.21%	1.00%	July 21, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424873. Member loan 424873 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Global Credit Services	Debt-to-income ratio:	8.89%
Length of employment:	4 months	Location:	Brooklyn, NY

Home town:	New York, NY
Current & past employers:	Global Credit Services, XL Capital Assurance
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

This loan request is being made in order for me to refinance some credit card debt and another small loan I currently have outstanding. My goal is to get a better rate and terms. My professional background is banking, and unfortunately I was let go from my job as an energy analyst last year. I found a new job in March working as a research analyst covering the energy sector for a small ratings firm. I also recently moved into a new apartment which has significantly lower rent payment than what I was locked into last year. I have a BA in Economics and an MBA in Finance and reside in Brooklyn, NY. I believe I am a good candidate for a lending club loan

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	21
Revolving Credit Balance:	$20,636.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424881	$15,000	$15,000	12.21%	1.00%	July 21, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424881. Member loan 424881 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	carrerstaff unlimited	Debt-to-income ratio:	9.19%
Length of employment:	3 years 6 months	Location:	cerritos, CA

Home town:	Cerritos
Current & past employers:	carrerstaff unlimited, career staff unlimited, as a Physical Therapist
Education:	Southwestern University

This borrower member posted the following loan description, which has not been verified:

i need some money to make my home safer for my baby.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,204.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 424882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424882	$15,000	$15,000	13.16%	1.00%	July 21, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424882. Member loan 424882 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,388 / month
Current employer:	jehle-halstead, inc.	Debt-to-income ratio:	6.52%
Length of employment:	2 years 1 month	Location:	Pensacola, FL

Home town:	Pensacola
Current & past employers:	jehle-halstead, inc.
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

The intent of this loan is to consolidate several high interest credit cards into one payment so that my wife and I can not only benefit from the interest savings, but also have a plan to repay our debt within a short amount of time. The majority of this debt was accumulated during our college years (stupid kids), with the remainder of the load being formed from wedding expenses. During those times, neither of us had a well paying job, so the debt was hard to avoid. Now we are both employed - myself as a Civil Engineer with the same company for over two years; my wife as a Social Worker with the same company for over a year. Both of us have recently had our performance reviews and our jobs are secure. We would like to address our debt issues before we start a family. That is why we are here. Thank you for your help and contributions!

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	66
Revolving Credit Balance:	$10,372.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I have a couple of questions. Your credit report shows a revolving debt total of $10,000. 1. How much of this debt will be paid off with this loan? 2. What is the current monthly payment on the loans you will pay off? Thank you.	I plan to pay off a total of five different accounts with the loan, all of which have an interest rate over the rate of the proposed loan. The payments on those accounts last month was $617 (85 + 148 + 73 + 159 + 152), which is typical.
Is jehle-halstead a family firm? If not, why the coincidence of names?	It is a family firm that has been around for 22 years. I am not a principal of the firm at this point, just a Project Engineer/Manager.

Member Payment Dependent Notes Series 425079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425079	$7,800	$7,800	12.21%	1.00%	July 17, 2009	July 21, 2012	July 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425079. Member loan 425079 was requested on July 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	General Electric	Debt-to-income ratio:	11.69%
Length of employment:	2 years 2 months	Location:	Milwaukee, WI

Home town:	Chicago
Current & past employers:	General Electric
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate the remaining balance on my car loan ($3200) and my dental work loan ($2700) and a high rate credit card ($1700). All of my monthly payments are large and would like to minimize my payment so that I can apply it to my credit card debt. I have made poor decisions with my credit cards in the past, but have not used them in about 1 year. I'm trying to get my finances back and track and could use your help. I am an engineer and have a strong job and income. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,133.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I put some money in, good luck.	Thank you. I appreciate it greatly!

Member Payment Dependent Notes Series 425187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425187	$5,000	$5,000	12.53%	1.00%	July 17, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425187. Member loan 425187 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	Chandler, AZ

Home town:	Los Angeles
Current & past employers:	Starbucks Coffee Company, Target Corporation, Gap Inc.
Education:	Arizona State University (ASU)

This borrower member posted the following loan description, which has not been verified:

I am currently seeking a student loan for the 2009-10 academic year. Unfortunately, I do not qualify for any loans or grants through the government because my parents "make too much money." However, my parents will not support me during my education journey. I do have a full-time job, but it won't be enough to pay for all of my education expenses. Any help would be greatly appreciated!

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 425200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425200	$2,500	$2,500	14.74%	1.00%	July 16, 2009	July 25, 2012	July 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425200. Member loan 425200 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	HMS Host	Debt-to-income ratio:	6.93%
Length of employment:	2 years	Location:	CALLAHAN, FL

Home town:	Jacksonville
Current & past employers:	HMS Host
Education:	FCCJ

This borrower member posted the following loan description, which has not been verified:

thank you for approving me

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,299.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Revolving Credit Ballance is only $4,299.00. What are you planning to use the extra $2,801.00 for? Please explain. Plasticman	i plan on using the extra money to pay for a year of insurance and to keep on hand incase any repairs for car repairs or emergencies
Please be more specific about the purpose of your loan in your loan description. What is/are your current credit card rate(s)? What are your current expenses? (rent, insurance, etc..) Do you have a planned budget to ensure on time payment? Thank you!	well, initially i was using this loan to consolidate my entire credit debt. but they reduced my loan amount so i can only drop down 2 of my cards. i have little to no expenses. no rent as i live at home with my parents. i make 1500 a month and only have this bill and 2 others to pay so i will have my payments ontime
once you drop the 2 cards with the $2,500 you are borrowing, what are you doing to make sure you don't add up the charges again?	i have already canceled both accounts. i realized that im too young for credit cards at this time and should start small with my debit card. while i can pay off this debt, i noticed my spending habits and stopped them. so i no longer have a credit card active.

Member Payment Dependent Notes Series 425235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425235	$5,000	$5,000	9.32%	1.00%	July 16, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425235. Member loan 425235 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	SFBR	Debt-to-income ratio:	13.79%
Length of employment:	2 years	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	SFBR, A&M
Education:	Texas A&M

This borrower member posted the following loan description, which has not been verified:

Capital One recently gouged my interest rate. Would like to pay them off.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,163.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide more details. How much is your balance on the Capital One Card? What was your interest rate and what has it changed too? Also, what are your fixed monthly expenses (rent, etc)?	Balance is $4,600. Interest rate has jumped to 24% in the past couple of months despite steady, on time payments. I make more than enough to cover the payments but would prefer to do so at a lower interest rate.

Member Payment Dependent Notes Series 425618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425618	$10,000	$10,000	9.32%	1.00%	July 16, 2009	July 22, 2012	July 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425618. Member loan 425618 was requested on July 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	Banana Republic	Debt-to-income ratio:	12.62%
Length of employment:	2 years 4 months	Location:	CUPERTINO, CA

Home town:	taiwan
Current & past employers:	Banana Republic
Education:

This borrower member posted the following loan description, which has not been verified:

Remodel the living room to surprise my grandmother on her birthday.

A credit bureau reported the following information about this borrower member on July 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$798.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi; Is the home your remodleing the home listed above as own? Please explain the grandmother interest. Thanks.	Remove old wallpaper and put on paint and replace the carpet thats more than 30 years old.
how large is the living room ?	about 900 sqft. We have two living room.

Member Payment Dependent Notes Series 425787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425787	$9,000	$9,000	15.05%	1.00%	July 21, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425787. Member loan 425787 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Sony Computer Entertainment	Debt-to-income ratio:	23.75%
Length of employment:	1 year 7 months	Location:	ALAMEDA, CA

Home town:
Current & past employers:	Sony Computer Entertainment
Education:

This borrower member posted the following loan description, which has not been verified:

It has become apparent that the longer I have a balance on my credit cards, the more likely they are raising my interest rate. Chase just raised the interest rate on one of my credit cards from 10% to 29.99% which now makes it harder to pay off. Consolidating will put it all at one interest rate as well as paying them off so I can cut up the cards.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,149.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are your family unwilling or unable to help?	My family is unable to help. Parents are on a fixed income. Cannot ask my Aunt as she has already loaned me money and I cannot ask again.
How long ago did your Aunt loan you money, and how much did she loan you and have you paid any of it back? What kind of interest are you paying her?	It was a loan about a year and half ago. She loaned me $2,000. I paid her all of it back and she didn't charge me interest since we are family. My aunt is no longer in charge of her own money due to very bad health and so I cannot ask her again to loan me money since it involves more family members who I do not wish to involve in my personal affairs.

Member Payment Dependent Notes Series 425906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425906	$1,500	$1,500	9.32%	1.00%	July 16, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425906. Member loan 425906 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	US Coast Guard	Debt-to-income ratio:	5.94%
Length of employment:	26 years	Location:	Mobile, AL

Home town:	Brooklyn
Current & past employers:	US Coast Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Will be able to pay back total loan amount within 5 months. I need the money to help pay sons college fees. Will be receiving guaranteed funding to pay it back next month (GI Bill). Thank you for your time.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,232.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 425954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425954	$10,000	$10,000	17.58%	1.00%	July 17, 2009	July 23, 2012	July 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425954. Member loan 425954 was requested on July 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Interdent Corporation	Debt-to-income ratio:	15.89%
Length of employment:	1 year 8 months	Location:	Las Vegas, NV

Home town:	Montreal
Current & past employers:	Interdent Corporation, Cunning Dental Group
Education:	SJVC

This borrower member posted the following loan description, which has not been verified:

A professional, hard working Las Vegas couple seeking a loan to pay off the negative equity in our 2008 Audi TT and purchase a car with a much lower payment. Fabulous car...but because the Tahoe we traded in for it also had negative equity, the present payment is $970 dollars...it is just a continuing vicious cycle! With the rest of the loan, we will pay down our credit debit...of which the average rate has been calculated to be approximately 17.5%. He is a licensed Registered Dental Hygienist (CA and NV), working for a large dental corporation. She is an dental insurance coordinator for a specialty dental group. He has a high credit FICO score of 737...with a mid score of 703. She has a high credit FICO score of 715...with a mid score of 703. We earn a great monthly wage. We are conscientious and meticulous and look forward to a mutually beneficial loan arrangement/agreement.

A credit bureau reported the following information about this borrower member on July 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,705.00	Public Records On File:	1
Revolving Line Utilization:	78.90%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hygienepro, Have your income verified, it helps. Your professional employment inspires confidence in you as trust worthy borrowers; you have my investment. But are you inclined to live the Vegas high life?	Thank-you Starman...for your question and your support. The income will be verified. Combined income ("A No Risk Loan", my loan request and "The Better Half of A No Risk Loan", my wife's loan request...we will only take one of these...turn's out she did have a better FICO score, so her requested loan interest rate was lower than mine) on last years tax return exceeds the amount we listed...and will be verified! The Vegas High life...well, we do have a beautiful home (which is upside down in equity right now...as everyone's is in Las Vegas), and nice cars. But much more importantly...I have a wonderful daughter (9 years old) who laughs and smiles a lot...and praise the lord, gets great grades in school. A terrific blue Chow guard dog by the name of Raja. And then there is my fabulous wife...my life's partner, who always has my back! We do not gamble or drink...we do not go to the Strip for shows...no expensive jewelry. We use coupons at our grocery store and only buy meat that is on sale. My wife is not only a career woman...but also a great cook so I'm more than satisfied to eat at home, although to give her a "break" at her request...we go out for dinner once or twice a month. Once we get this loan...if it happens...we made a mutual commitment to live on a cash and carry basis only! No more credit! After the loan is paid in full...we will help as lenders in this Lending Club community, as well as save for our retirement. The "high life" Starman is not really for us...simple pleasures are much more satisfying! Thank-you again for your support!
I'm inclined to lend my support. Can you expand on the Public Record for File?	Certainly guvland...thank-you for the question. For aprox. a year and a half prior to 02/2000 we owned a beverage distribution business in CA central valley. My territory covered the areas from just over the 580 pass...(there is an Arco station there that was a steady client), up north to Galt and south to Los Banos. I started with aprox 20 clients (who I got to know while I was a sales merchandiser for Frito Lay in Modesto) and grew the client list to over 550 clients (everything from mom and pop stores, to corporate 7-11's, Circle K's, and Chevron Stations, to the Flying J stations, to Pea Soup Andersons and several medium sized grocery store chains) I even had my first "side loader" on order (delivery truck like Pepsi or Coke use). Then my sales manager left the company (became a drug counselor)...some of the sales people found other positions (used my small company just as a stepping stone, for training) and finally, my delivery driver got a job as a church music director. Needless to say, the clients could not be serviced...just too many for me and my wife to do alone. We struggled for a while...my daughter had just been born, it was a tough situation and finally we were forced into bankruptcy. We were recently inform by all three credit reporting bureaus that by 01/2010 - 02/2010 this will no longer be listed on the public record. It was a terrible situation that we do not like to talk about...yet perhaps it is good to remember so we can remind ourselves of how far we have come since then. So again, guvland thank-you for the question. I hope you can still lend your support.
You state your crredit scores are in the low-mid 700's yet Lending Club shows 660-678. Can you please explain? Thanks	Certainly maxwellgood...and thank-you for your question. Both my wife and I are members of Credit Check Total (www.creditchecktotal.com). Before we applied for a loan here we checked our credit (all three credit bureaus) TransUnion score lists as 703, Equifax lists as737, and Experian lists as 661. It was only after carefully reading the lending criteria on The Lending Club site, that we decided to apply ...since we seemed to fit within the stated parameters. When I saw that my score on The Lending Club site was lower than I anticipated...I was shocked...yet there it was! I didn't argue the point...it was already on site...remember your statement to potential lenders is given first, only... once submitted was I able to see the variance in score as you have noticed it. It was at that point that my wife submitted a request for a loan, entitled "The Better Half of A No Risk Loan"... in hopes of reducing the interest rate on our requested loan, due to the fact that her scores were: TransUnion 703, Equifax 703, and Experian 702. In the mean time...I was informed by The Lending Club that my requested loan amount was too high and would be reduced to 10,000. due to the fact that I didn't have the"depth" of accounts needed to qualify me for my original requested amount. I inquired if they would allow my wife to continue with her loan request and graciously they said "yes"...although she will need to qualify as I did with the same amount of scrutiny...and there we are. I hope this answers your question maxwellgood...and I would be very grateful if you could lend your support to either my loan request or my wife's loan request (we will at this point probably take both loans...since my loan amount was reduced...and hers will probably follow suit).

Member Payment Dependent Notes Series 426031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426031	$8,000	$8,000	14.11%	1.00%	July 21, 2009	July 24, 2012	July 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426031. Member loan 426031 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Mann's Chrysler	Debt-to-income ratio:	8.80%
Length of employment:	1 year	Location:	Paris, KY

Home town:	Paris
Current & past employers:	Mann's Chrysler, Hatfield Chrysler, AutoZone Inc.
Education:	Bluegrass Community Technical College

This borrower member posted the following loan description, which has not been verified:

*The automotive mechanic industry requires mechanics to purchase their own tools. In order to move up to the next mechanic level and receive more pay, I am in need of several new technology tools. I will be glad to list these if necessary. *I need to use approximately $5000 to replace the air conditioning and furnace in my house. *Additionally, I would use the funds to pay off my toolbox (loan of $3500) and have just one payment.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your job and why do you have to buy your own tools?	I am an automotive technician and in this industry technicians are required to provide their own tools and diagnostic equipment. Over the past five years, I have purchased and paid approximately $20,000 just for basic tools. I am in need of a Modius (scan tool) and it runs $9400 new from Snap On Tools. I found a used one for a price of $8200. This piece of equipment is vital for diagnostic. The dealership does provide a tool but only for Chrysler models. The Modius will allow me to diagnosis all makes of automobiles. This will allow me to work on used vehicles thus increasing my opporunity to turn more flat rate hours.
You state you plan to purchase tools necessary for your job, but you also state you plan to spend $5,000 for a new A/C and funace in your home and $3,500 for an old toolbox loan. Those two total over your $8,000 loan request, and you haven't bought a single new tool. Can you please clarify your intentions for this loan? Thank you.	I orginally asked for $15,000 with the intention of doing all three. However, my credit was approved for $8000. Therefore, the tool will be the main purchase enabling me to make money to eventually take care of the other items.
How secure is your job at the dealer? Chrysler is shutting down a lot of dealers, is your job likely to be affected by this?	Our dealership is secure and not on the list to be abolished.

Member Payment Dependent Notes Series 426037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426037	$10,000	$10,000	11.26%	1.00%	July 20, 2009	July 24, 2012	July 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426037. Member loan 426037 was requested on July 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Spacenet Inc.	Debt-to-income ratio:	2.54%
Length of employment:	8 years 9 months	Location:	Smyrna, GA

Home town:	Knoxville
Current & past employers:	Spacenet Inc., Spacenet Inc.
Education:	The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit cards and other debts into one payment.

A credit bureau reported the following information about this borrower member on July 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,809.00	Public Records On File:	1
Revolving Line Utilization:	26.30%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts and current interest rates that you are wanting to consolidate?	7400 - 23% 2800 - 26% 1000 - 19%
Please contact Lending Club to verify your income. Please explain the Public Record on your File. Please detail your monthly payments (mortgage, car loan, student loan, credit card, other payments). What kind of work do you do at Spacenet?	I have sent the income and employment information to lending club. Public record is Bankruptcy from my business going under. We were hit with 3 floods and could not recover. Mortgage = $2100, No car loan, no student loans, will pay off credit cards with loan, other payments = utilities. I am a Sr. Network Engineer with Spacenet.
What is the public record on file (from 9 years ago)? What does spacenet do?	Bankruptcy from a business 9 years ago. Spacenet offers 2 way internet access over satellite.

Member Payment Dependent Notes Series 426329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426329	$2,700	$2,700	12.84%	1.00%	July 15, 2009	July 25, 2012	July 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426329. Member loan 426329 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	The Breakers	Debt-to-income ratio:	9.17%
Length of employment:	4 years 7 months	Location:	West Palm Beach, FL

Home town:	Amityville
Current & past employers:	The Breakers, Walgreens
Education:	Suffolk County Community College, Katharine Gibbs School-Melville

This borrower member posted the following loan description, which has not been verified:

Hello! Thank you for the opportunity to tell you a bit about my situation. This loan will allow me to pay off a high interest (24% APR) credit card balance and balance on a signature loan from my bank. I am looking for the chance to have smaller payments and a much cleaner slate. I know I have made mistakes in the past with my credit, but I have worked very hard over the years to correct them. One big hit that I recieved was being a victim of Identity Theft two years ago. Even though I was able to clear the two fraudulent cards off my credit reports, having the "fraud alert" on my report has made getting any kind of a loan difficult. Even from my own bank! Thank you for your time.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,857.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What is the remaining balance and interest rate on the signature loan you wish to payoff? Do you have any other outstanding debts, apart from the debts you wish to payoff, like a car loan or student loans? Can you give a short description of the type of work you perform at the Breakers? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello! Thank you for your questions. The balance on the signature loan is $726.69 the rate is 15%. I do have a car loan - just over $6K (8.59% with 3 years remaining). Regarding my work at The Breakers, I handle all the traing of our new hires, managers and supervisors. I organize all team member events (receptions, luncheons, etc.) and am responsible for all team member communications. I do have a savings account, CDs and 401k. I have allowed Lending Club to verify my income. Please let me know if you have any further questions. I appreciate your consideration. Regards, vjg3207

Member Payment Dependent Notes Series 426331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426331	$6,000	$6,000	17.58%	1.00%	July 17, 2009	July 25, 2012	July 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426331. Member loan 426331 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Macrosupplies Corp	Debt-to-income ratio:	5.03%
Length of employment:	2 years 4 months	Location:	Miami, FL

Home town:	Bogota
Current & past employers:	Macrosupplies Corp, Island Beat Marketing, Promotions & Advertising Agency
Education:	Univ. J.T.Lozano, Collge of Business & Technology

This borrower member posted the following loan description, which has not been verified:

The goal with this loan is to buy inventory of products of a new brand in the market.. This is a brand with extra ordinaries health characteristics aimed to women between 12 and 50 years old. The demand is endless, repetitive;the use of the product is a must for the target market , therefore the opportunity for a good business is here.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,881.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide a brief overview of your business?	My company, Caribbean Trade & Advertising is a Marketing Corporation since 2004, based in Miami, Florida. The loan I'm asking for is aimed to buy inventory of a product with a steady, permanent market, women between 12 and 50 years old. The product has several health advantages and is a must for the target market to buy; therefore the success of the activity looks attachable. I have the support of an organization with several telemarketing agents, in JV, to assure a successful marketing activity.
Do you have a website or a url for a similar product we can look at?	This is my URL: http://caribetrade.mywinalite.biz/
Are you already selling these units or are you entering a new market? Do you have the demand to build up inventory? Can you get your income verified by lending club? Thanks.	The company is already selling the product in other areas. I'm entering in the Miami-Dade area.Yes, the demand, the market is there to build up inventory. If Lending Club asks for a proof of my employment income I can provide it.

Member Payment Dependent Notes Series 426375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426375	$3,000	$3,000	12.53%	1.00%	July 20, 2009	July 25, 2012	July 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426375. Member loan 426375 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Farmers Insurance	Debt-to-income ratio:	12.98%
Length of employment:	3 months	Location:	North Bend, WA

Home town:	Burnaby
Current & past employers:	Farmers Insurance, Kendal Floral Supply
Education:	Skagit Valley College

This borrower member posted the following loan description, which has not been verified:

To: Our potential Dream Saver(s), My name is Matt Cook. I have been blessed with a beautiful wife and 2 fantastic daughters. My wife (Rosalie) and I were married in a house with 10 friends present. While it was memorable- it wasn't the wedding that every girl dreams of having. I promised my wife that one day she would get that wedding. That time has come... the big day is jsut 3 weeks away! We have been able to pay for almost everything, but we are finding that the last minute expenses are turning out to be a little more than we anticipated. We are seeking some help to take the worry off our shoulders- allowing us to enjoy this moment without the stresses of money being present. The $3000 we are seeking to borrow would be going towards the balance due to the caterer, the flowers (we are frugal and have decided to get the flowers from Costco), bridal hair and make-up, and the wedding favors for the guests. Please know that paying this loan back would be a top priority for me. I don't take borrowing lightly. At this moment the time is short as the balances are due in about 10 days. Your generousity would go a long way to helping me give my wife the wedding she deserves. Thank you so much for considering "lending" your assistance. Matt Cook

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,288.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Are you paid Commission based or salary? if commission, what is the min pay and how much is the bonus average.	My rent and utilities comes to about $1800/month. My ongoing expenses total approx. $750/month. I have 2 daughters. My pay is commission based plus a subsidy of $1500 to $2000/month begining next month. Commissions vary based on sales, but $2500/month is a fair number (plus the subsidy).

Member Payment Dependent Notes Series 426395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426395	$4,800	$4,800	12.21%	1.00%	July 17, 2009	July 25, 2012	July 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426395. Member loan 426395 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Children's Health Council	Debt-to-income ratio:	9.41%
Length of employment:	10 months	Location:	Santa Clara, CA

Home town:	Mexico City
Current & past employers:	Children's Health Council, Children's Hospital of Orange County
Education:	University of California-Santa Barbara (UCSB), University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

I am an early career professional in the field of child mental health. In September 2008, I took my first job after having completed my predoctoral internship and postdoctoral fellowship at a children's hospital. I am fortunate to have a very special signifcant other in my life but due to her job circumstances, we are currently in a long distance relationship. We have been talking about our future togher and are serious about spending the rest of our lives together. She is going to visit me at the end of August and I am determined to "pop the question." I have the time, place, and date already planned out but the only thing missing is the engagement ring. Given my monthly earnings, I will be able to pay off this loan by the end of this year.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,069.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I will fund part of the loan. Just so I can share a bit in the excitement, how/where are you planning to propose?	My gf loves the city of San Francisco and within that, she is totally in love with the City Hall. I haven't gone and checked out the inside of the building but I am hoping to pop the question there. I am hoping to recruit some of my friends to follow us around with a camera to take pictures/footage!

Member Payment Dependent Notes Series 426414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426414	$5,000	$5,000	8.00%	1.00%	July 20, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426414. Member loan 426414 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Dr. Ray Pollock and Associates DDS PA	Debt-to-income ratio:	2.36%
Length of employment:	3 years 3 months	Location:	Melbourne, FL

Home town:	Melbourne
Current & past employers:	Dr. Ray Pollock and Associates DDS PA, Dr. Harold Brooks DDS
Education:	BCC

This borrower member posted the following loan description, which has not been verified:

Buying a motorcyle for transportation to work and back to save on gas. Also for pleasure.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,583.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a motorcycle you would like to buy? Do you have any other outstanding debts, like a student loan? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes I have already found one I like. The price is $4,700 then I will have to pay taxes on it when i get the registration which is going to be around $300 hence the $500a 0. I do not have and outstanding debts such as student loans. I have a fedelity account that consistantly makes money depending on the stock market. I'm not going to give you the exact value but there is emergency money in there I can acess. Yes I would be willing to varify my income just let me know how.
Why a loan here versus from the dealership?	1.) Because I'm buying it used through a private seller. 2.) If i finance it I have to pay insurance which is pricey and not required. With a private loan I don't have to do that.
Hi, Do you pay off your balance every month? Thanks!	Always if not more if I can give it.
You mention you are employed by a dentist, would you please explain what exactly your title is and what you do for the dentist?	I'm a pediatric Dental Assisitant. We work on children 3 yrs and up sometimes younger. I do all clinical tasks; take xrays, clean teeth, assistant the doctor during treatment procedures, educate, sterilization, ordering of materials. I run the whole back clinic area. I'm clinical supervisor. I do have people that work under me.

Member Payment Dependent Notes Series 426500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426500	$6,000	$6,000	8.00%	1.00%	July 15, 2009	July 25, 2012	July 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426500. Member loan 426500 was requested on July 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Orange County Sheriffs Office	Debt-to-income ratio:	10.64%
Length of employment:	13 years 3 months	Location:	Orlando, FL

Home town:	Washington
Current & past employers:	Orange County Sheriffs Office, US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, Thank you for taking the time to review my application. In addition to simplifying my finances by paying off credit cards and consolidating my debt into one payment, the idea of paying interest to individual investors over a short time span appeals to me. I am a professional who has been at the same employer for 13 years. I make a decent, steady income, have a low debt to income ratio, and have been responsible with my credit. I would be using the loan to pay off two moderately high interest rate credit accounts. Your consideration is greatly appreciated.

A credit bureau reported the following information about this borrower member on July 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1977	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,759.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have $75k in revolving credit balances which seems high to me? Is that all credit cards? What is it composed of?	$65,000 of that is in a Home Equity Loan, which is the only mortgage on the property. I took out the loan to purchase this condo from my parents a few years ago. The interest rate is terrific. I will probably refinance at sometime, but I am paying $600, and the minimum payment is only $150, so I am able to pay toward principal. The cards I wish to consolidate have $3000 dollar balances. I also have two other cards, one with 0% interest, and another with 3.9%. Since the rates are low, and the payments are automatic for them, I am not consolidating them. In addition, I have no monthly car payment, as I lumped that in with the Home Equity Loan. Thanks very much for your interest.
I want to say your "Loan Description" write up is one of the best I have read and you have an excellent credit score. If you could explain the $74,759. revolving credit balance with loan amount and payment breakdown I am with you.	$65,000 of that is in a Home Equity Loan, which is the only mortgage on the property. I took out the loan to purchase this condo from my parents a few years ago. The interest rate is terrific. I will probably refinance at sometime, but I am paying $600, and the minimum payment is only $159, so I am able to pay toward principal. The cards I wish to consolidate have $3000 dollar balances. I also have two other cards, one with 0% interest, and another with 3.9%. Since the rates are low, and the payments are automatic for them, I am not consolidating them. In addition, I have no car payment, as I have lumped that in with the home equity loan. Thanks very much for you kind comment on the loan description, and your consideration.

Member Payment Dependent Notes Series 426591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426591	$14,000	$14,000	9.63%	1.00%	July 20, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426591. Member loan 426591 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Wade Clark Mulcahy	Debt-to-income ratio:	11.88%
Length of employment:	1 year 3 months	Location:	NORWOOD, NJ

Home town:	Norwood
Current & past employers:	Wade Clark Mulcahy, Freiberg and Peck
Education:	Johns Hopkins University, Boston Univserity School of Law

This borrower member posted the following loan description, which has not been verified:

I am buying an engagement ring. I am single, never been married, and have no children or dependents. I am currently an attorney with a good credit history. I have never been late on any payments and have previously paid off a car loan in the past. Additionally, I never have and currently do not carry any balance on my credit cards. I have school loans that I pay monthly and only account for about 11.5% of my monthly gross income. I have no other loans or debts. I neither pay nor receive any alimony or child support. Based upon the estimated terms of the loan that were sent to me after my initial application, I would have no problem making monthly payments.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,236.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What area of law do you practice? And, how long have you been an attorney? Do you have a savings account or any other kind of emergency fund? And if so, how many months of total living expenses will it cover? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I work on the defense side in litigation, primarily regarding insurance coverage issues and defense work. I have been an attorney as of 2006. While some fields in legal practice have been hit hard during the last year, my firm's incoming work has been steady, if not increasing. I do have a savings account that would cover more than six months of total living expenses comfortably. I would be open to verifying my income with Lending Club.

Member Payment Dependent Notes Series 426632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426632	$1,750	$1,750	10.95%	1.00%	July 16, 2009	July 26, 2012	July 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426632. Member loan 426632 was requested on July 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	n/a	Debt-to-income ratio:	23.65%
Length of employment:	n/a	Location:	Savannah, GA

Home town:	Macon
Current & past employers:	Pier 1 Imports
Education:	Armstrong Atlantic State University

This borrower member posted the following loan description, which has not been verified:

Want to pay off credit cards so I can can be free of credit card debt

A credit bureau reported the following information about this borrower member on July 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1974	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,385.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Your loan is for $1,750, but your balance is $14,385.00. What accounts for the difference? Thank you!	90% of that debt is from cards that I am an authorized user on such as my sisters and my father's cards. I only owe around $1750 on my own personal credit cards and that's what i am trying to pay off
Hello, Your employer is listed as N/A. What is the source of your $1,417 / month income. Thanks.	Full Time manager at a retail store
Hi, What are your income resources? Are you a student? Thanks.	I am a part time student and full time manager at a retail store

Member Payment Dependent Notes Series 426666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426666	$3,000	$3,000	10.95%	1.00%	July 17, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426666. Member loan 426666 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,892 / month
Current employer:	EDG Developmet Group	Debt-to-income ratio:	7.40%
Length of employment:	8 years	Location:	HOFFMAN ESTATES, IL

Home town:
Current & past employers:	EDG Developmet Group
Education:	Architecture at the University of Reggio -Italy

This borrower member posted the following loan description, which has not been verified:

I will be using this loan amount to complete an Architectural project the I started a few months back. The money will be used to build the model and office equipment for my project. I am very responsible with my finances.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	14
Revolving Credit Balance:	$11,855.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mentioned you started the project a few months back. Is the design for an individual or for a business? If for a business, has your design been bought yet or is the model to help market the sale?	The design is for a business/non profit organization. The design was approved at a design development meeting held on April 17th 2009.

Member Payment Dependent Notes Series 426749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426749	$5,000	$5,000	9.63%	1.00%	July 16, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426749. Member loan 426749 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,292 / month
Current employer:	Deloitte and Touche LLP	Debt-to-income ratio:	22.37%
Length of employment:	5 years	Location:	ATLANTA, GA

Home town:	Toronto
Current & past employers:	Deloitte and Touche LLP, RR Donnelley & Sons
Education:	Western Kentucky University

This borrower member posted the following loan description, which has not been verified:

Use for wedding related expenses.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$3,649.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Deloitte?	I just completed my 5th year in the audit practice and am up for promotion to Manager next month. Currently I'm a Senior Auditor.

Member Payment Dependent Notes Series 426795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426795	$5,600	$5,600	8.00%	1.00%	July 16, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426795. Member loan 426795 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Florida Power and Light	Debt-to-income ratio:	17.13%
Length of employment:	2 years 1 month	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Florida Power and Light
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

Loan to pay for Diamond Resorts vacation ownership

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,728.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 426832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426832	$4,000	$4,000	12.53%	1.00%	July 20, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426832. Member loan 426832 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Cloud 9 SuperShuttle	Debt-to-income ratio:	18.39%
Length of employment:	7 years 9 months	Location:	San Diego, CA

Home town:	Hartford
Current & past employers:	Cloud 9 SuperShuttle, Supershuttle
Education:	Eastern New Mexico University-Main Campus, San Diego City College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate the debt on 3 credit cards and avoid the high interest rates on them, ranging from 22% to 29%. 2 cards are a product of the acquisition of WAMU by Chase, and the 3rd is the last remaining account from a divorce.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	73
Revolving Credit Balance:	$7,227.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving debt shows ~7k. How come you are only asking for $4k? What are the amounts of each of the three credit cards you want to consolidate?	Only 3 cards have high interests rates. The remainder of my revolving debt all have much lower interest rates so more of my payments go to the principal. I didn't want to borrow more than I felt I needed. Card 1 has a balance of $2907, card 2 and 3 are $750 each. I intend to pay off card 1 completely and then split the remainder between the 2 and 3, allowing me to pay off the latter faster. My goal here is to make more of my monthly payments go to principal rather than interest, lower the ratio of debt vs credit limits, and remove a high balance on a closed account from a divorce from my credit report.
I am interested in funding your loan. Could you please verify your income with Lending Club? This will encourage me, as well as other lenders, to fund your loan. Thanks!	I'm happy to, but not entirely sure what steps I need to take to do so and the FAQ didn't mention this process. I will call Lending Club Monday July 20th to see what I need to do to verify. Thanks for the consideration!

Member Payment Dependent Notes Series 426837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426837	$2,500	$2,500	15.05%	1.00%	July 17, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426837. Member loan 426837 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Tecolote Research, Inc.	Debt-to-income ratio:	16.30%
Length of employment:	5 years 11 months	Location:	Brighton, MA

Home town:	Doylestown
Current & past employers:	Tecolote Research, Inc.
Education:	Gettysburg College

This borrower member posted the following loan description, which has not been verified:

Hi, I am interested in lowering my APR on some outstanding debt I have on a credit card. Why pay 22% APR when you can pay less, right?? Just a little about me, I am a successful professional with a great job. I still have some outstanding debt on a loan and some small limit credit cards. These debts are a result of college expenses, as well as the first few years of my life as a professional. I really love the peer to peer lending idea and am interested in seeing if it can help me with paying of my debt at a better rate in a fixed period of time. Thank you in advance for the opportunity to help me out.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,242.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 426845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426845	$12,000	$12,000	9.63%	1.00%	July 17, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426845. Member loan 426845 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Etherton Gallery	Debt-to-income ratio:	15.94%
Length of employment:	9 years 9 months	Location:	Tucson, AZ

Home town:	Freehold
Current & past employers:	Etherton Gallery
Education:	The University of the Arts

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan will be to pay off my credit card debt. I have been using 0% interest balance transfers until now, and I think due to the economy those days are over. I am extremely motivated to pay off my credit card debt and make monthly payments with an end date in mind to be debt free. I am anxious to protect my credit score. I would be happy to answer any questions you may have and thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,002.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
downeoz, Congrats on taking the BIG first step of becoming debt free! I have a couple questions for you. 1. What are your other monthly expenses? 2. What is your current cc rate? 3. Can you afford to be paying almost 15% of your take home pay towards the new loan with your other expenses ? Thanks and goodluck	Hello, thanks for asking. I have 2 cc carrying my debt right now. One is about $5645, which has been at 0% and is about to go up to 19.99%. The other card is at $6160, and in September the interest rate goes up to 9.99%. My only other bill is a car payment which is $287. I realize the increase will be difficult but I am ready to adjust my spending; I am cancelling cable this month for example and putting all house projects on hold for the 3 years of the loan. If I really get into trouble, I have family and friends that will help me but that is always a last resort. In the past, I have paid off credit card debt down to 0 (before buying a house) and I paid off my college loans by working 2 jobs for many years.
I suggest you contact Lending Club and have your income verified; this will encourage lenders.	Thank you, I will keep that in mind!

Member Payment Dependent Notes Series 426858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426858	$10,000	$10,000	11.89%	1.00%	July 21, 2009	July 27, 2012	July 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426858. Member loan 426858 was requested on July 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	The Pep Boys - Manny, Moe and Jack	Debt-to-income ratio:	13.95%
Length of employment:	10 years 5 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	The Pep Boys - Manny, Moe and Jack
Education:	Temple University, Drexel University

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to pay off all of the high-interest rate credit cards that I have. I'm able to make the minimum monthly payment, but won't be out of debt for about 6 years. All of the cards have raised their rates and the lowest is 18.9%.

A credit bureau reported the following information about this borrower member on July 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	47
Revolving Credit Balance:	$32,678.00	Public Records On File:	1
Revolving Line Utilization:	75.80%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your revolving credit balance is $32, 678 why are you borrowing only $10,000. How much are you paying monthly on the credit cards currently. Thanks	In regards for why I'm not asking for the 30K, I didn't think I could get a loan for the total amount. Between the various cards, I'm paying the minimum payment plus extra for a total of about $2000 a month between the various cards. Even though I am current on my payments, all cards have raised their interest rates where the lowest is currently 18.99%...previously it was 13.55%. Right now, with the way I'm paying, I won't get the cards paid off for about 5 years. I signed up for a debt payment plan that will have me paying off the cards in 2 years and saving about 40K in interest. That was before the interest rates went up.
Could you explain the public record in your history? It looks like it was placed there about 8 and a half years ago. Thanks!	The public record is from a discharged chapter 7 bankruptcy. Had been married for two years with a child, and were unable to keep up with all of our bills. With late fees and interest rates on the credit cards got into about 50K of debt with no end in sight. The bankruptcy helped us get back on our feet.

Member Payment Dependent Notes Series 427035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427035	$3,600	$3,600	9.32%	1.00%	July 20, 2009	July 29, 2012	July 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427035. Member loan 427035 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Animas Corporation	Debt-to-income ratio:	2.10%
Length of employment:	3 years 1 month	Location:	Midlothian, VA

Home town:
Current & past employers:	Animas Corporation, Scott and White Hospital
Education:	University of Mary Hardin-Baylor

This borrower member posted the following loan description, which has not been verified:

Need to pay off medical bills for daughter. She had an emergency visit and was admitted for two days.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club to have your income verified. This will encourage lenders.	I approved Lending Club to verify my income when I requested this loan.

Member Payment Dependent Notes Series 427063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427063	$4,000	$4,000	15.37%	1.00%	July 17, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427063. Member loan 427063 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,250 / month
Current employer:	Princeton Review	Debt-to-income ratio:	15.04%
Length of employment:	7 months	Location:	Redlands, CA

Home town:	Ann Arbor
Current & past employers:	Princeton Review, UCLA
Education:	University of California-Los Angeles (UCLA), Smith College

This borrower member posted the following loan description, which has not been verified:

I am starting a Franchise and need a little extra start-up cash. I expect to be able to pay this loan off in 6 months to a year. My business is run out of my home. We rent various locations: schools, dance studios etc. to hold small classes in Spanish, French and Chinese for children ages 1 - 7. This business has been very successful in San Francisco, where it began and now has locations throughout the country. Although I am a first-time business owner I have been teaching for many years and have a M.A. in French Literature. I have never defaulted or been late paying my student loans and my husband and I own our own home and 3 cars, 2 of which are paid off. My credit history is stellar and you can be confident that this loan will be paid off quickly and that my gratitude will be priceless. In addition, I intend to donate 10 percent of my business' profits to local schools and charities.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,573.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 427265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427265	$5,000	$5,000	14.74%	1.00%	July 20, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427265. Member loan 427265 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Cablevision Systems	Debt-to-income ratio:	15.05%
Length of employment:	5 years 9 months	Location:	Rumson, NJ

Home town:	Rumson
Current & past employers:	Cablevision Systems, PCF Distribution
Education:	New York Film School

This borrower member posted the following loan description, which has not been verified:

When I was younger and still in college I applied for my first credit card. I got approved and everything was great. That was four years ago and now I am still trying to pay it off. The problem is my APR is through the roof. Over 20%. In all of my four years trying to pay it off I have never missed or been late on a payment while being a full time student and holding down a part time job. Today I work full time and would love to just to get rid of the high interest.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,802.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are showing one deliquency in the last two years. Can you explain?	From looking over my credit report it was from a Sears card that is now closed. There was about $10 on the card that was left over from my last payment. I was under the impression at the time that my last payment would have cleared the card. That was not so. I found out about my late payment I immediately payed and closed the card. Moral of the story, don't buy a washer and dyer at Sears.
Since you own your residence, (according to your profile on Lending Club), what is your monthly mortgage payment? I would like to fund part of your laon, but given that your gross monthly income is $2,000, I am concerned about your ability to pay given that you also have a mortgage.	I do not have a mortgage on my home. It was my parent's house. The same house I grew up in. After they retired they moved and bought a house in Florida. They left me the house in Jersey as a college graduation present.

Member Payment Dependent Notes Series 427267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427267	$4,000	$4,000	12.53%	1.00%	July 17, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427267. Member loan 427267 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,510 / month
Current employer:	GHC LP 08	Debt-to-income ratio:	3.26%
Length of employment:	3 years	Location:	San Jose, CA

Home town:	Mountain View
Current & past employers:	GHC LP 08, Project Hired, City of Palo Alto
Education:	Santa Clara University

This borrower member posted the following loan description, which has not been verified:

Hello, I'm looking to refinance my existing debt as I feel I can get a better interest rate versus my current credit card lenders. With a fixed amortization schedule I can have more flexibility with my cash flows and other financial needs. I have two credit cards open and have not had any history of default whatsoever. Also, I own a home and pay my mortgage on the first of every month - I can assure you that a payment will not be missed. I am currently employed for an investment firm and have been with the firm for 3 years now since completion of my degree in Business Finance from Santa Clara University. Despite the depressed marco environment, our firm is in very good shape in terms of operations as the firm has raised a fund worth $130+MM in capital for deployment over an 8 year cycle. I have job security and a steady income and would consider myself a safe investment for lenders. I'd be happy to answer any questions that you may have. Thanks,

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,690.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I tried to do a search on GHC LP 08 and got nothing?Can you fill in the blanks?	I work for a firm called Gold Hill Capital - a venture debt fund. Gold Hill is pretty much Lending Club but investing in tech companies in Silicon Valley and a select part in the East Coast. We provide Growth Capital Loans typically w/ 36 mth amortization schedules so I'm very familiar w/ how loans on Lending Club work. I support two Partners for portfolio management and due diligence w/ loan opportunities among other duties.
Greetings - Your credit card utilization seems a bit high. Could you comment on your spending and budget? Regards; Art	The reason why my credit card utilization is high is primarily due to some unexpected medical and car expenses among some smaller other expenses that I had to use my credit card for. However, I'm part of this medical benefits program through work called HSA (health savings account) where on a monthly basis I get $125 from my company. I had to cover my medical expenses upfront to pay for a deductible but in return I can reimburse myself $125 monthly with the funds received. As a result, I can use these funds to pay off this loan monthly. My spending is fairly straightforward - Mortgage, HOA, Monthly Property Tax Reserve, Credit Card Expenses, Cable/Utilities, Food etc. A good estimate of my monthly expenses is $3K.

Member Payment Dependent Notes Series 427337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427337	$7,200	$7,200	9.63%	1.00%	July 21, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427337. Member loan 427337 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Springfield Hospital Center	Debt-to-income ratio:	3.61%
Length of employment:	2 years 1 month	Location:	Union Bridge, MD

Home town:	Westminster
Current & past employers:	Springfield Hospital Center
Education:	Carroll Community College

This borrower member posted the following loan description, which has not been verified:

Updating kitchen and bath in home

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427339	$3,500	$3,500	12.21%	1.00%	July 20, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427339. Member loan 427339 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Oak Patch Gifts	Debt-to-income ratio:	8.28%
Length of employment:	20 years	Location:	Oklahoma City, OK

Home town:	Oklahoma City
Current & past employers:	Oak Patch Gifts, Laid Back Enterprises Inc.
Education:	Oklahoma City Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off a high interest credit card. I became overburdened with debt several years ago when my wife lost her job and has unable to maintain employment due to health reasons and on top of that I've recently had to take a 20% pay cut a my job due to the slow economy. We've been slowly getting things paid off and have made a lot of progress, but I still have a credit card (Discover) with a default APR of 27.24%. I am looking for a lower interest loan so I can pay off this credit card and close the account. My goal is to start reducing my debt more quickly so I can start focusing more on rebuilding my credit.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,900.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427356	$10,000	$10,000	9.63%	1.00%	July 20, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427356. Member loan 427356 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ASK Technologies, Inc	Debt-to-income ratio:	21.89%
Length of employment:	10 years 6 months	Location:	Lansdowne, PA

Home town:	Philadelphia
Current & past employers:	ASK Technologies, Inc, Hechinger, PageMart, US Army
Education:	University of Rochester, Pennsylvania State University-Penn State Beaver, The Chubb Institute-Springfield

This borrower member posted the following loan description, which has not been verified:

Hi, I am looking to get rid of 2 high rate Credit Cards totalling $10,000 with a fixed payment of about $ 300 month. I never make late payments and have never defaulted on a loan.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,895.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427358	$4,000	$4,000	8.00%	1.00%	July 20, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427358. Member loan 427358 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Dept of the Air Force	Debt-to-income ratio:	14.19%
Length of employment:	6 months	Location:	Sterling Heights, MI

Home town:	St Clair Shores
Current & past employers:	Dept of the Air Force, michigan air national guard
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

This loan is for an aircraft that me and a colleague are buying for recreation. We have the loan all set up, but I need a cash advance for the down payment. I am a lender on this site and Prosper.com. I also have many other investments that have my money tied up, so I have the equity to make the down payment, but since I have good credit, I am better off getting a low interest loan and keeping my money in high interest investments. I work for the Department of the Air Force as an Engineer, so I have an extremely secure career. If there aren't many unexpected costs as we buy this aircraft, I plan on paying this loan off in less than 6 months.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$471.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 427370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427370	$6,000	$6,000	9.32%	1.00%	July 20, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427370. Member loan 427370 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,941 / month
Current employer:	n/a	Debt-to-income ratio:	9.51%
Length of employment:	5 years 3 months	Location:	Sacramento, CA

Home town:	Chico
Current & past employers:
Education:	Butte College

This borrower member posted the following loan description, which has not been verified:

We desire a loan to purchase a spa, make home improvements and consolidate 1 small credit card. Credit card purchase rates are too high - but we can afford the additional monthly payment. Never took on debt that we could not afford and never made a late payment to a lender. WE TAKE OUR RESPONSIBILTIES SERIOUSLY AND ARE IN A SECURE FINANCIAL POSITION. Thank you in advance for your help!

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,108.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you explain your employment situation please? Art	I am self-employed as a freelance bookkeeper/tax preparer and have been for over 5 years. I am in the process of expanding - the need for qualified accountants is increasing due to the economy. I maintain a base of clients that bring in regular weekly/biweekly income - I do not run a seasonal business. My husband is gainfully employed in the telecomunications industry and has been employed with the same company for over 5 years. He is a leader in his region in sales and management and will be receiving a raise soon, though our listed income does not reflect that.

Member Payment Dependent Notes Series 427415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427415	$7,000	$7,000	17.58%	1.00%	July 20, 2009	July 28, 2012	July 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427415. Member loan 427415 was requested on July 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Pro Image Sportswear	Debt-to-income ratio:	13.16%
Length of employment:	2 years 6 months	Location:	Kirkland, WA

Home town:	Kirk
Current & past employers:	Pro Image Sportswear, City of Kirland, Hector's Bar and Restaurant- Kirkland, Marriott International, Lake Washington School District
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I am starting a dance club in the heart of the Seattle U-District, 2 blocks from the University of Washington. I have already saved $5,000 in an attempt to meet the SBA requirements of 20% collateral of the SBA. However, not many banks are willing to lend to a business where the main source of revenue is the sale of tobacco, even more a startup. We already have the entire business plan and marketing plan ready to show to investors so you know your investment will be returned. In that business plan you'll find conservative sales estimates built from the ground up and a gross profit margin of 89-92%. Currently we have a location ready on the main street in the U-District and are awaiting financing in order to make an offer on the space. There are no other dance clubs in the U-District where 18+ students and residents can attend. Furthermore, there are no other venues that serve Hookah. We have an untapped market with over 45,000 daily attendees in our target market with even more in the local area. Our executive team includes Sean, a UW business graduate who is currently helping grow Seattle based marketing company, also a startup. He has extensive marketing education and experience promoting to the target market. Sean has a credit score of 720 and has never made a late payment on any of his loans. Our other founder, also named Sean, has a technical background and extensive experience running a hookah lounge in another college-based venue in Bellingham, WA. Our third member is also a business graduate and a DJ from Chicago, with over 200 shows in the mid-west scene. Our payback period is conservatively 12-18 months in order to help cashflow, but anticpate repayment within 10-12 months. The bulk of the requested loan will go to working capital and a 4 month lease reserve, together ~$16,400. The remaining funds will go toward inventory, furniture, and a sound system. Because the club operates only from 8pm-2am, Thursday-Saturday, both founders will remain in their current full time employment to ensure additional cashflow if needed. Our goal is to soft-open on August 28th with a grand-opening on September 19th, 2009. Please send any and all questions, I will be more than happy to ellaborate

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,017.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income? Also what is the total income of all the people involved? It sounds like there are 2 or 3 people involved? Thanks.	My income alone is $2500/mo. Our household income is $4900/mo. My partner's income is $2300/mo. Unfortunately I haven't found a way to combine income with Lending Club. If you have an answer, please let me know.
Thanks for the reply. When I said to verify I meant with lendingclub. I think you have to email them either your w2 or some other documentation. Then they'll put a star next to your income saying it's verified. Thanks for providing the other information.	I've contacted LC regarding allowing multiple borrowers pool their credit into a bigger loan with better terms. Hopefully it leads to another option for business startups where more parties will be contributing to the loan. Thanks
I am interested in loaning... but also investing...	I am humbled. Please email me with your questions: seanbunny2000@hotmail.com
Is this loan going to be in your name or under your business/corporation?	Unfortunately startups don't have any credit and therefore don't qualify for loans. This loan is completely on me, however the company will be the one making payments.
It is my understanding the smoking tobacco in the state of Washington has been banned in all public places (http://www.kingcounty.gov/healthservices/health/drugs/tobacco/faq.aspx). Has the state made exceptions for Hookah Bars and lounges?	The law states that if you are a private club with paying members, you are exempt because it is not a public place. The club is a private club and has a membership base. We have also found ways to legally get around the 25ft rule.

Member Payment Dependent Notes Series 427590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427590	$5,000	$5,000	12.53%	1.00%	July 21, 2009	July 29, 2012	July 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427590. Member loan 427590 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Hansen's Beverage Company	Debt-to-income ratio:	15.58%
Length of employment:	1 year 3 months	Location:	Shelby Township, MI

Home town:	Mount Clemens
Current & past employers:	Hansen's Beverage Company
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

I'm am about to furnish my first home and need a little money up front to help do that. I'll be refiling my taxes so that I can get my $8,000 tax credit as soon as possible which I will in turn use to pay this loan back off so really just need the money up front to help buy furniture and do any improvements to the house while moving in. I'm in a good financial situation as I am at a steady job with Hansen's Beverage Company as a Marketing/Events Manager in the Michigan/Ohio markets and I make more than enough money to cover all my bills and then some for spending & saving. My yearly salary is $50,000/yr plus I get 2 bonuses a year in the $3000-$5000 range. So I'm currently bringing in over $4k per month gross with under $1,000 in monthly payments currently. I've paid all my bills on time the last few years without a problem and have paid most of any loans/credit cards off early. Again I plan on refiling my taxes and getting my $8k tax credit back in the next few months to pay back this loan and I plan on making more than the required monthly payment each month until then with the goal to have this loan paid back within 6 months. I can provide you with whatever you need to prove my income, assets, etc. if need be. Again my credit is considered good (690+ range) but not excellent like the banks want now a days so I ask that you please consider my situation and kindly lend to me, I will not let you down. Thank you for your time and generous consideration.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	17
Revolving Credit Balance:	$1,464.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just an FYI -- this is a 36 month loan. Most lenders won't look favorably upon a planned pre-payment.	Well I definitely won't pay off the whole thing right away but I wanted lenders to know that I will be reliable in paying off the loan and that the tax credit will help that cause.
Could you please verify your income with lending club?	Yes I can verify my income with them, how do you go about doing that as I'm new to the website? Thanks appreciate the help

Member Payment Dependent Notes Series 427662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427662	$3,500	$3,500	9.32%	1.00%	July 20, 2009	July 29, 2012	July 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427662. Member loan 427662 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,061 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	8.94%
Length of employment:	6 years 2 months	Location:	NORTH LAS VEGAS, NV

Home town:	Grinnell
Current & past employers:	U.S. Air Force
Education:	Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

Want to Purchase another car, that is not eligible for typical auto loans

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$280.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a car you would like to purchase? Do you have any other outstanding debts, like a mortgage or student loans? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have already found the car I like, I'm using a lot of my savings to purchase it, I just didn't want to spend it all, so I'm trying to borrow part of it. I have no mortgage or student loans, however I do have an auto loan, and I'm going to start the income verification now. Thanks
Hi ~ Would you please verify your income with Lending Club? Thank you and good luck to you.	Starting the income verification today. Thanks
I suggest you contact Lending Club and have your income verified. This will encourage lenders.	Starting the income verification today. Thanks
Hello there, Since you are in the Air Force, what is your current pay grade? Are you receiving BAS/BHA? Final question, is this car an used car?	I am currently an E-5, my base pay is $2335, my bah is $1250, bas is $377, and I get a $300 monthly bonus for my current assignment. It is a used car, Its an older camaro, kind of a dream car for me, I found a good deal on one and have most the money, just need a little more to make the deal. Thanks
Am USMC Retired MSgt (E-8) MOS 3432 Disbursing (USAF Finance) and interested funding remaining $750 of $3,500 personal loan. I assume Duty Station either Nellis AFB, NV or sub-installation. Question: Your EAS? ECC? (RTD) Rotation Tour Date? Thanks.	I'm assigned to Creech AFB, I work on the UAV program with the new MQ-9 Reaper, I just got here 4 months ago, and I'm on a 3 year controlled tour. We currently have no projected deployments, but are planning on deploying as soon as out sqaudron gets fully spooled up. Thank you

Member Payment Dependent Notes Series 427675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427675	$6,000	$6,000	14.42%	1.00%	July 21, 2009	July 29, 2012	July 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427675. Member loan 427675 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	The Vanguard Group	Debt-to-income ratio:	4.88%
Length of employment:	3 years 1 month	Location:	wyncote, PA

Home town:	Philadelphia
Current & past employers:	The Vanguard Group, New York Life Insurance
Education:	Roger Williams University

This borrower member posted the following loan description, which has not been verified:

I have 4 cards with interest rates in the range of 15 to 29%. Im looking to have one monthly bill as opposed to four bills each month. Have not missed a payment for over 3 years.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$5,565.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 427684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427684	$3,600	$3,600	13.47%	1.00%	July 20, 2009	July 29, 2012	July 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427684. Member loan 427684 was requested on July 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,250 / month
Current employer:	Prostar Packaging	Debt-to-income ratio:	15.28%
Length of employment:	2 months	Location:	POTTSTOWN, PA

Home town:	Pottstown
Current & past employers:	Prostar Packaging, Neapco, Dana
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I am a 22 year old college student with one semester remaining before graduating with a degree in Criminology and Investigations. I would love to have a decent working car for once, as I will be traveling through the mountains of West Virginia. I am very responsible with a great work ethic and can guarantee the payments for this loan will be on time 100% of the time.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$371.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do for Prostar Packaging? Unlike student loans repayment of Lending Club loans is not deferred? How would you make payment if your employment situation changes. Best of luck with your schooling. Art	At Prostar Packaging I work as shipping dock manager, conducting all of the paper and computer work that pertains to the shipping and recieving of product. The product we send out is Deer Park water and Nestle Pure Life water. When working as shipper I technically work for Nestle but in the warehouse at Prostar Packaging. I plan to do this job until school begins in late August at which time I will then work at Wal-Mart as my means for paying off the loan. It is my last semester at school so I will have plenty of free time to work and make money.

Member Payment Dependent Notes Series 427765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427765	$2,650	$2,650	11.26%	1.00%	July 20, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427765. Member loan 427765 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Manpower	Debt-to-income ratio:	20.80%
Length of employment:	1 year 10 months	Location:	Mequon, WI

Home town:	Mequon
Current & past employers:	Manpower, MLG Development
Education:	Tulane University of Louisiana, University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

Hello All, I am a young professional looking to artificially lower the rate on my credit card debt. Thank you for your consideration, -John

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1967	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	47
Revolving Credit Balance:	$8,129.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How old are you? Your earliest credit line goes back to 1967. I also went to Tulane. Go Wave!	Hello, There must be some confusion from the credit report. This happens occasionally as my father has the exact same name. I will have to get this corrected. To answer your question, I graduated in May of 2006 from the A.B. Freeman School of Business. Thank you for considering me as a borrower. Go Wave! -John Graham

Member Payment Dependent Notes Series 427814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427814	$5,000	$5,000	8.00%	1.00%	July 20, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427814. Member loan 427814 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,933 / month
Current employer:	EXCO Resources Inc.	Debt-to-income ratio:	7.12%
Length of employment:	11 months	Location:	FORNEY, TX

Home town:	Sherman
Current & past employers:	EXCO Resources Inc., Hunt Petroleum Corporation
Education:	The University of Texas at Dallas

This borrower member posted the following loan description, which has not been verified:

I'm going through a divorce and would like to have a loan separate from my normal cash flow in order to pay for these fees. I would like to accept the offer of 8% for 3years...$156/month payment. Please advise...thank you.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,538.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for EXCO Resources?	Type your answer here.analyst
How long have you been in your line of work? What kind of analyst? Do you expect to pay childe support, separate maintenance, or alimony? If yes, how much? What will be your housing situation after the divorce and how much a month do you expect to pay for rent or if you are retaining the home, how much are the mortgage pmt, taxes, insurance, hoa fees? How much will you have in liquid assets (investment accts, bank accts) and retirement accts after the divorce (please indicate the amount of liquid assets and the amt of retirement accts separately)? Do you expect to have to take on any debts stemming from the divorce that are not reporting on your credit report?	Type your answer here. I am a Treasury Analyst...in my line of work for 15 years. I am female with a 3 year old child, so I anticipate receiving close to 700/month child support. I am refinancing the home into my name...so the change in payment is small...1200/month which includes escrow of taxes and ho insurance. My car is paid off...so I anticipate no other significant expenses as a result of the divorce. - have technically been on my own since October of 2008.

Member Payment Dependent Notes Series 427860

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427860	$3,200	$3,200	8.00%	1.00%	July 20, 2009	July 30, 2012	July 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427860. Member loan 427860 was requested on July 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Vanguard Capital	Debt-to-income ratio:	2.84%
Length of employment:	2 years 7 months	Location:	San Diego, CA

Home town:	Palo Alto
Current & past employers:	Vanguard Capital
Education:	University of California-Santa Cruz (UCSC)

This borrower member posted the following loan description, which has not been verified:

Used Motorcycle Purchase.

A credit bureau reported the following information about this borrower member on July 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$179.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 428069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428069	$9,000	$9,000	9.63%	1.00%	July 21, 2009	July 31, 2012	July 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428069. Member loan 428069 was requested on July 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,084 / month
Current employer:	Dept. of Defense	Debt-to-income ratio:	7.19%
Length of employment:	5 years	Location:	PACIFICA, CA

Home town:	West Covina
Current & past employers:	Dept. of Defense, HCA
Education:	The University of Texas at El Paso, College of San Mateo

This borrower member posted the following loan description, which has not been verified:

Unfortunately with the economic downturn my wife has lost her job and is unable to find one here in California. I need to move her and my children back home to Texas to reside with family. I will be staying here in California where i have a secure Federal position as well as a second job in the private sector. I have never defaulted on a loan and I have an excellent credit rating unfortunately these economic times seem to have affected us all in one way or another. With my wife and children being taken care of by family back in Texas I will be able to focus all my time and effort on making our family economically stable and prosperous yet again.

A credit bureau reported the following information about this borrower member on July 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Prospectus Supplement (Sales Report) No. 40 dated July 21, 2009